Exhibit 7.3

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT

OF

TCP-ASC ACHI SERIES LLLP,

A DELAWARE SERIES LIMITED LIABILITY LIMITED PARTNERSHIP

Dated as of June 21, 2022

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THIS LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT AMONG THE PARTNERS OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

ARTICLE I Definitions		3
1.1	Definitions	3
1.2	Other Interpretative Provisions	15

ARTICLE II Organization of the Partnership		16
2.1	Organization	16
2.2	Name	16
2.3	Registered Office; Agent	16
2.4	Term	16
2.5	Purposes and Powers	16
2.6	Series Formation	17

ARTICLE III Management of the Partnership		18
3.1	Board of Directors	18
3.2	No Fiduciary Duties	23
3.3	Performance of Duties; Liability of Directors and Officers	23
3.4	Indemnification	24
3.5	No Inconsistent Acts	24

ARTICLE IV Limited Partners and General Partner		24
4.1	Voting Rights of Limited Partners	24
4.2	Registered Limited Partners	24
4.3	Limitation of Liability	25
4.4	Withdrawal or Resignation by a Limited Partner	25
4.5	Authority	25
4.6	Outside Activities	26
4.7	General Partner; Transfer of General Partnership Interest	26

ARTICLE V Units; Limited Partnership Interests		26
5.1	Units Generally; Schedule of Capital Contributions and Limited Partners Schedule	26
5.2	Authorization of Units	27
5.3	Issuance of Units	27
5.4	New Limited Partners	27
5.5	No Pre-Emptive Rights	27

ARTICLE VI Company Securities and Company Board		27
6.1	Designees to Company Board	27
6.2	Rights Attached to Company Securities	28
6.3	Restrictions on Transfer of Company Securities	29
6.4	Right of First Offer	30
6.5	Drag-Along Rights	31
6.6	Tag-Along Rights	33

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ARTICLE VII Capital Contributions; Capital Accounts		34
7.1	Capital Contributions	34
7.2	Capital Accounts	35
7.3	Loans from Partners	35
7.4	Status of Capital Contributions	35

ARTICLE VIII Distributions		35
8.1	Generally	35
8.2	Tax Advances	36
8.3	Withholding Taxes	36

ARTICLE IX Allocations		37
9.1	Allocations of Profits and Losses	37

ARTICLE X Elections and Reports		37
10.1	Generally	37
10.2	Tax Status	37
10.3	Waiver of Section 17-305 of the Act	37

ARTICLE XI Dissolution and Liquidation		39
11.1	Dissolution	40
11.2	Liquidation	40

ARTICLE XII Transfer of Units		41
12.1	Restrictions on Transfers	42
12.2	Procedures for Transfer	42
12.3	Legend	43
12.4	Limitations	43

ARTICLE XIII Certain Agreements		44
13.1	Information Rights; Confidentiality	44
13.2	MPSA	44
13.3	Transaction Expenses	45
13.4	Liabilities in connection with Transaction Agreements	45
13.5	Consent and Waiver of Representation	45

ARTICLE XIV Miscellaneous Provisions		46
14.1	Notices	46
14.2	Governing Law; Venue and Submission to Jurisdiction	46
14.3	Waiver of Jury Trial	47
14.4	No Action for Partition	47
14.5	No Third Party Beneficiaries	47
14.6	Amendments	47
14.7	Headings and Sections	47
14.8	Binding Effect	48
14.9	Counterparts; Facsimile or Email	48
14.10	Severability	48

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14.11	Remedies	48
14.12	Business Days	48
14.13	No Strict Construction	48
14.14	Entire Agreement and Incorporation by Reference	48
14.15	Mergers and Consolidations	49
14.16	Conflicting Agreements	49

SCHEDULES:

Schedule A	List of Officers
Schedule B	Limited Partners Schedule
Schedule C	Original Investment Schedule

EXHIBITS:

Exhibit A	Series TB Separate Series Agreement
Exhibit B	Series AS Separate Series Agreement
Exhibit C	Form of Joinder to Series Limited Liability Limited Partnership Agreement

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AMENDED AND RESTATED
LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT
OF
TCP-ASC ACHI SERIES LLLP

This AMENDED AND RESTATED LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT (as amended or restated from time to time, this “Agreement”), dated as of June 21, 2022 (the “Effective Date”), of TCP-ASC ACHI Series LLLP, a Delaware limited liability limited partnership with separate series (the “Partnership”), is by and among (i) the General Partner (as defined herein), which, as of the Effective Date, is TCP-ASC GP, LLC, a Delaware limited liability company (the “General Partner”), and (ii) each of the Limited Partners (as defined herein).

RECITALS

WHEREAS, the Partnership was formed as a limited liability limited partnership with separate series pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the “Act”), and the Delaware Revised Uniform Partnership Act, as amended from time to time, by the filing of (i) its certificate of limited partnership (as amended from time to time, the “Certificate of Limited Partnership”) and (ii) its Statement of Qualification of Limited Liability Limited Partnership (the “Statement of Series LLLP Qualification”), in each case, with the Secretary of State of the State of Delaware on December 3, 2015;

WHEREAS, the Partnership was formed for the purpose of purchasing, holding, converting, exercising the rights attached to, and disposing of, Company Securities (as defined below) on behalf of the Limited Partners;

WHEREAS, on and as of December 7, 2015 (the “Original Effective Date”), the Partnership entered into that certain Securities Purchase Agreement (the “SPA”), by and among the Partnership, R1 RCM Holdco Inc. (formerly known as R1 RCM Inc. and Accretive Health, Inc.), a Delaware corporation (“Former Pubco”), and, solely for the purposes specified therein, Ascension Health Alliance d/b/a Ascension, a Missouri non-for-profit corporation (“Ascension Health”), pursuant to which the Partnership purchased from Former Pubco 8.00% Series A Convertible Preferred Stock, par value $0.01 per share, of Former Pubco (the “Preferred Shares”) and a warrant (the “Original Warrant”) to purchase shares of Common Stock, par value $0.01 per share, of Former Pubco (“Former Pubco Common Shares”), on the terms and subject to the conditions set forth in the SPA;

WHEREAS, on and as of the Original Effective Date, the General Partner and the Limited Partners entered into that certain Limited Liability Limited Partnership Agreement of the Partnership (the “Original LLLPA”);

WHEREAS, on February and as of 16, 2016, the Partnership entered into that certain Investor Rights Agreement (the “Original IRA”), that certain Registration Rights Agreement (the “Original RRA”) and that certain warrant agreement in respect of the Original Warrant (the “Original Warrant Agreement”), by and among the Partnership, Former Pubco and the other parties thereto;

WHEREAS, on and as of February 16, 2016, the Partnership entered into that certain Services Agreement (as may be amended from time to time, the “Services Agreement”), by and between the Partnership and TowerBrook Capital Partners L.P.;

WHEREAS, on and as of January 23, 2018, Former Pubco, the Partnership and IHC Health Services, Inc., a Utah non-profit corporation (“IHC”), entered into an Amended and Restated Registration Rights Agreement (the “A&R RRA”), which amended and restated the Original RRA;

WHEREAS, on and as of January 5, 2021, Former Pubco and the Partnership entered into a Preferred Stock Agreement (the “Preferred Stock Agreement”) pursuant to which the Partnership agreed to convert all of the Preferred Shares into Former Pubco Common Shares, on the terms and subject to the conditions set forth in the Preferred Stock Agreement;

WHEREAS, on and as of January 22, 2021, Shared Business Services, LLC, a Delaware limited liability company and a subsidiary of LifePoint Health, Inc., a Delaware corporation (“LifePoint”), Former Pubco and the Partnership entered into a Joinder and Amendment to the A&R RRA;

WHEREAS, on May 27, 2021, the Partnership exercised, on a cashless basis, a portion of the Original Warrant, resulting in Former Pubco withholding of 2,412,646 Common Shares underlying the Original Warrant to satisfy the exercise price and issuing to the Partnership 14,500,000 Common Shares, and on June 1, 2021, the Partnership consummated the sale of 14,500,000 Common Shares to certain underwriters at a price of $21.825 per share;

WHEREAS, on May 28, 2021, the Partnership exercised, on a cashless basis, a portion of the Original Warrant, resulting in Former Pubco withholding of 372,499 Common Shares underlying the Original Warrant to satisfy the exercise price and issuing to the Partnership 2,250,000 Common Shares, and on June 2, 2021, the Partnership consummated the sale of 2,250,000 Common Shares to certain underwriters at a price of $21.825 per share;

WHEREAS, on January 9, 2022, R1 RCM Inc., a Delaware corporation (the “Company”), Former Pubco, Project Roadrunner Merger Sub Inc., a Delaware corporation, CoyCo 1 L.P., a Delaware limited partnership (“CoyCo 1”), CoyCo 2 L.P., a Delaware limited partnership (“CoyCo 2”) and Revint Holdings, LLC a Delaware limited partnership, entered into a Transaction Agreement and Plan of Merger (the “CoyCo Transaction Agreement”) pursuant to which, among other things, the Company acquired all of the issued and outstanding limited liability company interests of Cloudmed Blocker Parent, L.L.C., a Delaware limited liability company, in exchange for the consideration set forth therein, including Company Common Shares, on the terms and subject to the conditions set forth in the CoyCo Transaction Agreement;

WHEREAS, pursuant to the Merger (as defined in the CoyCo Transaction Agreement) and on the terms and subject to the conditions set forth in the CoyCo Transaction Agreement, each Former Pubco Common Share issued and outstanding immediately prior to the Effective Time (as defined in the CoyCo Transaction Agreement) was converted into one (1) fully paid and non-assessable Company Common Share having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof as the Former Pubco Common Share being so converted;

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WHEREAS, pursuant to the CoyCo Transaction Agreement, at the Effective Time, the Original Warrant ceased to represent or relate to a Former Pubco Common Share and was converted automatically to represent or relate to a Company Common Share on substantially the same terms and conditions as applied to the Original Warrant immediately prior to the Effective Time (the Original Warrant Agreement as so converted and as may be amended or modified from time to time, the “Converted Warrant Agreement” and the Original Warrant as so converted and as may be amended or modified from time to time, the “Converted Warrant”);

WHEREAS, on and as of the Effective Date, the Partnership entered into that certain Amended and Restated Investor Rights Agreement, by and among the Company, Former Pubco, the Partnership and certain Investor Affiliates (as defined therein) (the “A&R IRA”), which amended and restated the Original IRA;

WHEREAS, on and as of the Effective Date, the Partnership entered into that certain Second Amended and Restated Registration Rights Agreement, by and among the Company, Former Pubco, the Partnership, IHC, CoyCo 1, CoyCo 2 and LifePoint (the “Second A&R RRA” and together with the A&R IRA and the Converted Warrant Agreement, the “Transaction Agreements” and each a “Transaction Agreement”), which amended and restated the A&R RRA;

WHEREAS, the Original LLLPA provides that the Original LLLPA and the Separate Series Agreements may not be amended, modified or restated without the prior written consent of both the AS Partners and the TowerBrook Partners; and

WHEREAS, the General Partner, the AS Partners and the TowerBrook Partners desire to amend and restate the Original LLLPA in its entirety as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Partners hereby agree as follows:

ARTICLE I
Definitions

1.1      Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):

“A&R IRA” has the meaning set forth in the Recitals.

“A&R RRA” has the meaning set forth in the Recitals.

“Act” has the meaning set forth in the Recitals.

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“Adjusted Taxable Income” of a Limited Partner for a Fiscal Year (or portion thereof) with respect to Units held by such Limited Partner means the federal taxable income (or alternative minimum taxable income, as the case may be) allocated by the Partnership to the Limited Partner with respect to such Units; provided that such taxable income (or alternative minimum taxable income, as the case may be) shall be computed (i) as if all excess taxable losses and excess taxable credits allocated with respect to such Units in all prior years were carried forward (taking into account the character of any such loss carry forward as capital or ordinary), and (ii) taking into account (x) for the avoidance of doubt, any special allocations to such Limited Partner as a result of the application to such Limited Partner of Code Section 704(c) or the Treasury Regulations promulgated thereunder and (y) any special basis adjustment with respect to such Limited Partner resulting from an election by the Partnership under Code Section 754; provided, further, that Adjusted Taxable Income shall not include federal taxable income (or alternative minimum taxable income, as the case may be) arising as a result of a sale of a material portion of the Partnership’s or any of its Subsidiaries’ assets (determined on a consolidated basis) to the extent the net proceeds of which are distributed pursuant to Section 8.2 of this Agreement.

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). For all purposes of this Agreement, the Partnership and its Subsidiaries will not be deemed to be Affiliates of any Limited Partner.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Restrictions” has the meaning set forth in Section 8.2 of this Agreement.

“Ascension Allocable Common Shares” means (i) the number of Company Common Shares associated with Series AS and issued pursuant to the CoyCo Transaction Agreement in respect of the number of Former Pubco Common Shares issued pursuant to the Preferred Stock Agreement in respect of the Preferred Shares purchased using the Initial Capital Contribution of the AS Partners with respect to that Series, which number of Company Common Shares, as of the Effective Date, is 62,680,140 Company Common Shares, and (ii) the number of Company Common Shares as may hereafter be issued upon exercise of the Ascension Allocable Warrants.

“Ascension Allocable Securities” means the Ascension Allocable Common Shares, the Ascension Allocable Warrants and any other equity interest in the Company held by Series AS in accordance with this Agreement and the applicable Separate Series Agreement.

“Ascension Allocable Warrants” means the portion of the Converted Warrant associated with Series AS and converted pursuant to the CoyCo Transaction Agreement in respect of the portion of the Original Warrant purchased using the Initial Capital Contribution of the AS Partners with respect to that Series, which such portion of the Converted Warrant, as of the Effective Date, is exercisable for 18,209,185 Company Common Shares underlying the Converted Warrant.

“Ascension Company Board Designees” has the meaning set forth in Section 6.1(a)(i) of this Agreement.

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“Ascension Director Designees” has the meaning set forth in Section 3.1(c)(i)(A) of this Agreement.

“Ascension Entities” means, collectively, Ascension Health and its Affiliates.

“Ascension Health” has the meaning set forth in the Recitals.

“AS Partners” means, collectively, Ascension Health and any other Ascension Entity that becomes a Limited Partner associated with Series AS, and any of their respective Permitted Transferees.

“AS Partners’ ROFO” has the meaning set forth in Section 6.4(b) of this Agreement.

“Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 under the Exchange Act.

“Binding Commitment” means a binding commitment to transfer (for Tax (as defined in the CoyCo Transaction Agreement) purposes) any of the Common Shares or other stock in the Company (for U.S. federal income tax purposes) that the Partnership received in connection with the Transactions (as defined in the CoyCo Transaction Agreement) (or any stock (for U.S. federal income tax purposes) that such Common Shares or other stock is converted into by means of a recapitalization or similar transaction).

“Board” or “Board of Directors” has the meaning set forth in Section 3.1(a) of this Agreement.

“Book Value” means, with respect to any Partnership or Series asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(A)            The initial Book Value of any Partnership or Series asset contributed by a Limited Partner to the Partnership or the applicable Series shall be the gross Fair Market Value of such Partnership or Series asset as of the date of such contribution;

(B)            The Book Value of each Partnership or Series asset shall be adjusted to equal its respective gross Fair Market Value, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Limited Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Limited Partner of more than a de minimis amount of Partnership assets (other than cash) as consideration for all or part of its Units unless the Board determines that such adjustment is not necessary to reflect the relative economic interests of the Limited Partners in the Partnership; (iii) the grant of more than a de minimis interest in the Partnership as consideration for the provision of services to or for the benefit of the Partnership; and (iv) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

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(C)            The Book Value of a Partnership or Series asset distributed to any Limited Partner shall be the Fair Market Value of such Partnership or Series asset as of the date of distribution thereof;

(D)            The Book Value of each Partnership or Series asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Partnership or Series asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided that Book Values shall not be adjusted pursuant to this subparagraph (D) to the extent that an adjustment pursuant to subparagraph (B) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (D); and

(E)            If the Book Value of a Partnership or Series asset has been determined or adjusted pursuant to subparagraph (A), (B) or (D) above, such Book Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Partnership or Series asset for purposes of computing Profits and Losses.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks are authorized or required to close in the State of New York.

“Capital Account” means the capital account maintained for a Limited Partner pursuant to Section 7.2 of this Agreement.

“Capital Contribution” means, with respect to each Limited Partner, the total amount of cash or property contributed by such Limited Partner to a Series pursuant to the Separate Series Agreement of that Series.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case however designated) stock issued by the Company.

“Certificate of Limited Partnership” has the meaning set forth in the Recitals.

“Chairman” has the meaning set forth in Section 3.1(f) of this Agreement.

“Change of Control” means the occurrence of any of the following:

(1) any Person shall Beneficially Own, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, shares of the Company’s Capital Stock entitling such Person to exercise more than 50% of the total voting power of all classes of Voting Stock of the Company, other than an acquisition by the Company, any of the Company’s Subsidiaries or any of the Company’s employee benefit plans (for purposes of this clause (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act); provided, that a Change of Control pursuant to this clause (1) shall not result from transfers by any Permitted Holder to any other Permitted Holder (other than pursuant to a transaction described in clause (2) below or a tender or exchange offer); or

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(2) the Company (i) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Company Common Shares are exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(A) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Company Common Shares; provided that the holders of the Company Common Shares outstanding immediately prior to such transaction hold the majority of the Company Common Shares immediately following such transaction;

(B) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding Company Common Shares solely into shares of common stock of the surviving entity; or

(C) where the Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Change of Control Transaction” means any transaction involving a Change of Control.

“Closing” and “Closing Date” have the meaning assigned to such terms in the SPA.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Units” means a Unit having the rights and obligations specified with respect to “Common Units” in this Agreement and the Separate Series Agreements.

“Company” has the meaning set forth in the Recitals.

“Company Board” means the board of directors of the Company.

“Company Board Designees” has the meaning set forth in Section 6.1 of this Agreement.

“Company Common Shares” means shares of common stock, par value $0.01 per share, of the Company.

“Company Securities” means any securities of the Company held by the Partnership and the Series, including the Company Common Shares issued pursuant to the CoyCo Transaction Agreement, the Converted Warrant and any Company Common Shares issued upon exercise thereof. For purposes of any measurement of Company Securities, all calculations shall be done based on the number of Company Common Shares on a fully as converted, as exercised basis.

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“Converted Warrant” has the meaning set forth in the Recitals.

“Converted Warrant Agreement” has the meaning set forth in the Recitals.

“CoyCo 1” has the meaning set forth in the Recitals.

“CoyCo 2” has the meaning set forth in the Recitals.

“CoyCo Transaction Agreement” has the meaning set forth in the Recitals.

“Current Investment Percentage” means, at any time and with respect to any Limited Partner, the quotient (expressed as a percentage) equal to (i) the total number of Company Securities held by the Series associated with such Limited Partner at such time divided by (ii) all Company Securities held by the Partnership at such time.

“Customer” means (a) any Person with an existing or prospective commercial relationship with the Company or any of its Subsidiaries and (b) any Affiliate of any such Person specified in clause (a).

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board.

“DGCL” has the meaning set forth in Section 3.1(l) of this Agreement.

“Directors” has the meaning set forth in Section 3.1(a) of this Agreement.

“Drag-Along Right” has the meaning set forth in Section 6.5(a) of this Agreement.

“Drag-Along Transfer” has the meaning set forth in Section 6.5(a) of this Agreement.

“Effective Date” has the meaning set forth in the Preamble.

“Estimated Tax Amount” of a Limited Partner for a Fiscal Year means the Limited Partner’s Tax Amount for such Fiscal Year as estimated in good faith from time to time by the Board. In making such estimate, the Board shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Partnership and similar state or local forms filed by the Partnership for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Board are necessary or appropriate to reflect the estimated operations of the Partnership for the Fiscal Year.

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“Excess Amount” has the meaning set forth in Section 8.2 of this Agreement.

“Excess Expenses Amount” has the meaning set forth in Section 13.3(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of any asset as of any date means the purchase price which a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s-length transaction, as determined in good faith by the Board, based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

“Fiscal Year” means the Partnership’s Taxable Year.

“Former Pubco” has the meaning set forth in the Recitals.

“Former Pubco Common Share” has the meaning set forth in the Recitals.

“General Partner” means TCP-ASC GP, LLC and its successors and permitted assigns as the sole general partner of the Partnership.

“General Partnership Interest” means the interest acquired by the General Partner in the Partnership, including the General Partner’s right to the benefits to which the General Partner may be entitled as provided in this Agreement or the Act. The General Partnership Interest does not entitle the General Partner to any right to receive, and the General Partner will not receive, any distributions under this Agreement (or otherwise from the Partnership) or any allocation of Profits, Losses, or other items of income, gain, loss, deduction or credits of the Partnership under this Agreement (or otherwise from the Partnership).

“IHC” has the meaning set forth in the Recitals.

“Indemnifiable Matter” has the meaning set forth in Section 13.4(d) of this Agreement.

“Initial Capital Contribution” has the meaning set forth in Section 7.1(a) of this Agreement.

“Initial Investment Percentage” has the meaning set forth in Section 7.1(a) of this Agreement.

“Investor” has the meaning assigned to such term in the A&R IRA.

“Joinder” has the meaning set forth in Exhibit C to this Agreement.

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“Liability” means any loss, cost, penalty, fee, liability, damage or expense, including reasonable attorneys' fees and disbursements.

“LifePoint” has the meaning set forth in the Recitals.

“Limited Partner” means each Person (other than the General Partner) identified as a limited partner on the Limited Partners Schedule as of the date hereof who is a party to or is otherwise bound by this Agreement and the Separate Series Agreement of the Series with which such Person is associated and each Person who is hereafter admitted as a Limited Partner in accordance with the terms of this Agreement and the applicable Separate Series Agreement of the Series with which such Person is admitted. The Limited Partners shall constitute the “limited partners” (as that term is defined in the Act) of the Partnership.

“Limited Partnership Interest” means, with respect to each Limited Partner, the interest acquired by a Limited Partner in the Partnership with respect to a Series, including such Limited Partner’s right (based on the type and class and/or series of Unit or Units held by such Limited Partner), as applicable, (i) to a distributive share of Profits, Losses, and other items of income, gain, loss, deduction and credits of the applicable Series, (ii) to a distributive share of the assets of the applicable Series, and (iii) to any and all other benefits to which such Limited Partner may be entitled as provided in this Agreement, the applicable Separate Series Agreement or the Act.

“Limited Partners Schedule” has the meaning set forth in Section 5.1 of this Agreement.

“Liquidator” has the meaning set forth in Section 11.2(a) of this Agreement.

“Losses” means items of loss and deduction of the Partnership or a Series determined according to this Agreement and the Separate Series Agreements.

“Majority of the Board” means, at any time, a majority of the votes attributable to the Directors who are then appointed and qualified.

“Mandatory Capital Call” has the meaning set forth in Section 7.1(c) of this Agreement.

“MPSA” means that certain amended and restated Master Professional Services Agreement, dated as of the Original IRA Date, by and between Ascension Health and the Company (as has been, and may in the future be, amended or supplemented from time to time).

“Officers” has the meaning set forth in Section 3.1(g) of this Agreement.

“Original Effective Date” has the meaning set forth in the Recitals.

“Original IRA” has the meaning set forth in the Recitals.

“Original Investment Schedule” has the meaning set forth in Section 7.1(a) of this Agreement.

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“Original LLLPA” has the meaning set forth in the Recitals.

“Original RRA” has the meaning set forth in the Recitals.

“Original Warrant” has the meaning set forth in the Recitals.

“Original Warrant Agreement” has the meaning set forth in the Recitals.

“Partner” means any of the Partners.

“Partners” means the General Partner and the Limited Partners.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulations Section 1.704-2(d).

“Permitted Holders” means, collectively, Investor, TowerBrook Capital Partners L.P., Ascension Health Alliance and any of their respective Affiliates.

“Permitted Transfer” has the meaning set forth in Section 4.5 of the A&R IRA.

“Permitted Transferee” means:

(i)           with respect to any TowerBrook Partner, (x) any TowerBrook Fund or other TowerBrook Entity, (y) any Affiliate, partner, member or stockholder of such TowerBrook Partner or of any TowerBrook Fund or other TowerBrook Entity and (z) any other TowerBrook Partner and any Affiliate, partner, member or stockholder of any other TowerBrook Partner, and

(ii)          with respect to any AS Partner, (x) any Ascension Entity, (y) any Affiliate, partner, member or stockholder of such AS Partner or of any Ascension Entity and (z) any other AS Partner and any Affiliate, partner, member or stockholder of any other AS Partner.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Preferred Shares” has the meaning set forth in the Recitals.

“Preferred Stock Agreement” has the meaning set forth in the Recitals.

“Profits” means items of income and gain of the Partnership or the Series determined in accordance with this Agreement and the Series Separate Agreements.

“Protected Persons” has the meaning set forth in Section 3.4 of this Agreement.

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“Quarterly Estimated Tax Amount” of a Limited Partner for any calendar quarter of a Fiscal Year means the excess, if any of (i) the product of (A) ¼ in the case of the first calendar quarter of the Fiscal Year, ½ in the case of the second calendar quarter of the Fiscal Year, ¾ in the case of the third calendar quarter of the Fiscal Year, and 1 in the case of the fourth calendar quarter of the Fiscal Year and (B) the Limited Partner’s Estimated Tax Amount for such Fiscal Year over (ii) all distributions previously made with respect to such Fiscal Year to such Limited Partner pursuant to Section 8.2 of this Agreement.

“ROFO Exercise Notice” has the meanings set forth in Section 6.4(b) of this Agreement.

“ROFO Offering Notice” has the meaning set forth in Section 6.4(a) of this Agreement.

“ROFO Period” has the meanings set forth in Section 6.4(b) of this Agreement.

“ROFO Price” has the meanings set forth in Section 6.4(a) of this Agreement.

“ROFO Securities” has the meanings set forth in Section 6.4(a) of this Agreement.

“Sale Notice” has the meaning set forth in Section 6.6(a) of this Agreement.

“Sale Participation Notice” has the meaning set forth in Section 6.6(a) of this Agreement.

“Second A&R RRA” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Separate Series Agreement” has the meaning set forth in Section 2.6(b) of this Agreement.

“Series” means a designated series of partnership interests in the Partnership established in accordance with this Agreement and pursuant to Section 17-218 of the Act having separate rights, powers and/or duties with respect to specified obligations and, to the extent provided in this Agreement or the Separate Series Agreement of that Series, having a separate business purpose or investment objective.

“Series AS” means that Series named TCP-ASC ACHI Series LLLP Series AS established under Section 2.6 of this Agreement.

“Series TB” means that Series named TCP-ASC ACHI Series LLLP Series TB established under Section 2.6 of this Agreement.

“Services Agreement” has the meaning set forth in the Recitals.

“Shortfall Amount” has the meaning set forth in Section 8.2 of this Agreement.

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“SPA” has the meaning set forth in the Recitals.

“Statement of Series LLLP Qualification” has the meaning set forth in the Recitals.

“Strategic Investor” means (a) any Investor Designee (as such term is defined in the A&R IRA) or Person associated with such Investor Designee and (b) any other Person (other than a competitor of the Company or an Affiliate of a competitor of the Company) that is determined in good faith by the Board to (i) conduct business in the same industry as that in which the Company conducts business (or in an industry functionally related to or vertically integrated with the industry in which the Company conducts business), or (ii) bring value to the Company or the Partnership’s investment in the Company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of either (a) the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or (b) ownership interests, in each case, is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, manager, board of managers or a general partner of such limited liability company, partnership, association or other business entity.

“Tax Advance” means any distribution made by the Partnership pursuant to Section 8.2 of this Agreement.

“Tax Amount” of a Limited Partner for a Fiscal Year means the product of (A) the Tax Rate for such Fiscal Year and (B) the Adjusted Taxable Income of the Limited Partner for such Fiscal Year with respect to its Units.

“Tax Rate” of a Limited Partner for any period means the highest marginal blended federal, state and local income tax rate applicable for such period to an individual residing in New York, New York, taking into account for federal income tax purposes, the deductibility of state and local taxes. If higher, federal Tax Advances will be based on federal alternative minimum taxable income (taking into account solely Partnership items and the principles contained in the definitions of Adjusted Taxable Income) and rates (using the highest marginal federal alternative minimum tax rate applicable to an individual).

“Taxable Year” means the Partnership’s or Series’ taxable year ending on December 31 (or part thereof in the case of the Partnership’s first and last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board (if no year is so required by Section 706 of the Code).

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“TowerBrook Allocable Common Shares” means (i) the number of Company Common Shares associated with Series TB and issued pursuant to the CoyCo Transaction Agreement in respect of the number of Former Pubco Common Shares issued pursuant to the Preferred Stock Agreement in respect of the Preferred Shares purchased using the Initial Capital Contribution of the TowerBrook Partners with respect to that Series, which number of Company Common Shares, as of the Effective Date, is 76,609,060 Company Common Shares, and (ii) the number of Company Common Shares as may hereafter be issued upon exercise of the TowerBrook Allocable Warrants.

“TowerBrook Allocable Securities” means the TowerBrook Allocable Common Shares, the TowerBrook Allocable Warrants and any other equity interest in the Company held by Series TB in accordance with this Agreement and the applicable Separate Series Agreement.

“TowerBrook Allocable Warrants” means the portion of the Converted Warrant associated with Series TB and converted pursuant to the CoyCo Transaction Agreement in respect of the portion of the Original Warrant purchased using the Initial Capital Contribution of the TowerBrook Partners with respect to that Series, which such portion of the Converted Warrant, as of the Effective Date, is exercisable for 22,255,670 Company Common Shares underlying the Converted Warrant.

“TowerBrook Company Board Designees” has the meaning set forth in Section 6.1(a)(ii) of this Agreement.

“TowerBrook Director Designees” has the meaning set forth in Section 3.1(c)(i)(A) of this Agreement.

“TowerBrook Entities” means, collectively, (i) TowerBrook Capital Partners L.P., (ii) TowerBrook Investors IV (Onshore), L.P., an exempted limited partnership organized under the laws of the Cayman Islands, TowerBrook Investors IV (892), L.P., a limited partnership organized under the laws of Alberta, TowerBrook Investors IV (OS), L.P., a limited partnership organized under the laws of Alberta, TowerBrook Investors IV Executive Fund, L.P., an exempted limited partnership organized under the laws of the Cayman Islands, TowerBrook Investors IV Team Daybreak, L.P., an exempted limited partnership organized under the laws of the Cayman Islands, and any other investment fund managed or advised by TowerBrook Capital Partners L.P. (collectively, the “TowerBrook Funds”), and (iii) any Affiliate of TowerBrook Capital Partners L.P. or any TowerBrook Fund.

“TowerBrook Funds” has the meaning set forth in the definition of TowerBrook Entities.

“TowerBrook Holdings” means TI IV ACHI Holdings, LLLP, a Delaware limited liability limited partnership.

“TowerBrook Ownership Threshold” means, as of any date, TowerBrook Partners having beneficial ownership of at least 25,666,667 Company Common Shares (as adjusted for any stock split, reverse stock split or other similar event and pro forma for the exercise of the TowerBrook Allocable Warrants).

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“TowerBrook Partners” means, collectively, TowerBrook Holdings, and any other TowerBrook Entity that becomes a Limited Partner associated with Series TB, and any of their respective Permitted Transferees.

“Transaction Agreement” and “Transaction Agreements” have the meaning set forth in the Recitals.

“Transfer” means any direct or indirect sale, transfer, exchange, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition or any voting trust or other agreement or arrangement respecting voting rights or any beneficial interest in any Units. The term “Transferred” has the correlative meaning and the term “Transferee” means the Person to whom the security or other property has been or is proposed to be Transferred.

“Transferred Securities” has the meaning set forth in Section 6.6(a) of this Agreement.

“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unit” means a unit representing a fractional part of the Limited Partnership Interests of all of the Limited Partners and shall include all types and classes and/or series of Units; provided that any type, class or series of Unit shall have the designations, preferences and/or special rights set forth in this Agreement and any applicable Separate Series Agreement and the Limited Partnership Interests represented by such type or class or series of Unit shall be determined in accordance with such designations, preferences and/or special rights. As a point of clarity, the General Partnership Interest is not represented by Units.

“Unreimbursed Expenses Amount” has the meaning set forth in Section 13.3(a) of this Agreement.

“Voting Stock” shall mean Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Company Board (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes (other than Company Common Shares) shall have or might have voting power by reason of the happening of any contingency).

1.2            Other Interpretative Provisions. Where the context so indicates, (a) defined terms used in this Agreement in the singular shall import the plural and vice versa and (b) the masculine shall include the feminine, and the neuter shall include the masculine and feminine. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

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ARTICLE II
Organization of the Partnership

2.1              Organization.  As a result of the filing of the Partnership’s Certificate of Limited Partnership and the Partnership’s Statement of Series LLLP Qualification, in each case, with the Secretary of State of the State of Delaware, and the execution of the Original LLLPA, the Partnership was formed as a Delaware limited liability limited partnership with separate series. As permitted by Section 17-214 of the Act, the Partnership shall be a “limited liability limited partnership” (as that term is used in the Act).

2.2              Name.  The name of the Partnership is “TCP-ASC ACHI Series LLLP” or such other name or names as the Board may from time to time designate; provided, however, that the name shall always contain the words “Series Limited Liability Limited Partnership,” “Series LLLP” or “S.L.L.L.P.”

2.3           Registered Office; Agent.   The Partnership shall maintain a registered office in the State of Delaware at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, or at such other place within the State of Delaware as an authorized officer of the Partnership may designate. The name and address of the Partnership’s registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, or such other agent as an authorized officer of the Partnership may from time to time designate.

2.4              Term. The term of existence of the Partnership shall be perpetual from the date the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware, unless the Partnership is dissolved in accordance with the provisions of this Agreement. Except as may otherwise be expressly provided with respect to a Series, a Series shall have perpetual existence unless the Partnership is dissolved or such Series is terminated, in accordance with the provisions of this Agreement and the applicable Separate Series Agreement.

2.5              Purposes and Powers.

(a)            The purposes and character of the business of the Partnership and each Series shall be to purchase, own, convert, exercise any rights attached to, and dispose of, Company Securities on behalf of the Limited Partners. The Partnership and each Series shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Partnership and the Series, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liability limited partnerships under the Act. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Partnership to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability limited partnership formed under the laws of the State of Delaware.

(b)            Notwithstanding any provision to the contrary in this Agreement, the Partnership and each Series are hereby authorized to execute, deliver and perform, and each Officer on behalf of the Partnership, is hereby authorized to execute and deliver, the Transaction Agreements and the Services Agreement, without any further authorization.

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2.6           Series Formation.

(a)            The Partnership may acquire assets and incur debts, liabilities, expenses or other obligations only to the extent that they are with respect to a Series and not with respect to the Partnership generally.

(b)            The Board may establish one or more Series only with the prior written consent of the AS Partners and the TowerBrook Partners. Each Series may have (i) separate rights, powers or duties with respect to specified property or obligations, or profits and losses associated with specified property or obligations and (ii) a separate business purpose or investment objective than the Partnership or any other Series. Subject to the first sentence of this Section 2.6(b), the terms of each Series shall be as set forth in this Agreement and a separate agreement establishing such Series (a “Separate Series Agreement”). The Board hereby establishes Series TB and Series AS, the Separate Series Agreement of which is attached, respectively, as Exhibits A and B to this Agreement. For all purposes of the Act, this Agreement together with each Separate Series Agreement constitutes the “partnership agreement” of the Partnership within the meaning of the Act. A Separate Series Agreement or counterpart signature page thereto shall be executed by the Partnership and by all of the Limited Partners associated with such Series. The terms and provisions of a Separate Series Agreement may have the effect of altering, supplementing or amending the terms and provisions hereof. To the extent that any of the terms or provisions of a Separate Series Agreement conflict with any of the terms or provisions of this Agreement, the terms of this Agreement shall control.

(c)            No debt, liability, obligation or expense of a Series or general partner shall be a debt, liability, obligation or expense of any other Series or general partner or the Partnership generally. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets of such Series only and not against any other assets of any other Series or the Partnership generally, and unless otherwise provided in this Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Series or the Partnership generally shall be enforceable against the assets of that Series. Separate and distinct records shall be maintained for each and every Series, and assets associated with a Series shall be held (directly or indirectly, including through a nominee or otherwise) and accounted for separately from the assets of any other Series. The Board and the Partnership shall not commingle the assets of one Series with the assets of any other Series. The Certificate of Limited Partnership shall contain a notice of the limitation of liabilities of the Series in conformity with Section 17-218 of the Act.

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ARTICLE III
Management of the Partnership

3.1          Board of Directors.

(a)            Establishment. A committee of the Partnership (the “Board” or the “Board of Directors”) comprised of natural persons (the “Directors”) is hereby established and shall have the authority and duties set forth in this Agreement and the Separate Series Agreements. Each Director shall be entitled to one vote; provided, that, if at any time the AS Partners or the TowerBrook Partners have the right to designate a number of Directors who, collectively, represent a Majority of the Board, then, such Limited Partners may, in their sole discretion, assign to a single Director a special voting interest representing up to four (4) votes that, together with the votes of any other Directors designated by such Limited Partners, represents a Majority of the Board. Except as otherwise expressly provided in this Agreement and the Separate Series Agreement, any decisions to be made or actions to be taken by the Board shall require the approval of a Majority of the Board. Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Partnership. The Partners intend that the Board of Directors constitute a committee within the meaning of Section 17-303(b)(7) of the Act.

(b)            Management Generally. To enable the Board of Directors to manage the business and affairs of the Partnership and of each Series, and notwithstanding any provision to the contrary contained in this Agreement or any Separate Series Agreement, the General Partner hereby irrevocably delegates to the Board of Directors all of its powers and authority to manage and control the business and affairs of the Partnership and of each Series, that it may now or hereafter possess under applicable law as a general partner of the Partnership to the fullest extent permitted under Section 17-403(c) of the Act. The General Partner further agrees to take any and all action necessary and appropriate, in the sole direction of the Board of Directors, to effect any duly authorized actions by the Board of Directors or any officer of the Partnership, including executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking action as may be necessary or appropriate to achieve all the effective delegation of power described in this Section 3.1. Each of the Partners and each Person who may acquire an interest in a Limited Partnership Interest hereby approves, consents to, ratifies and confirms such delegation. The delegation by the General Partner to the Board of Directors of management powers over the business and affairs of the Partnership and the Series pursuant to the provisions of this Agreement and the Separate Series Agreements shall not cause the General Partner to cease to be a general partner of the Partnership nor shall it cause the Board of Directors or any member thereof to be a general partner of the Partnership or to have or be subject to any liabilities of a general partner of the Partnership that may be applicable. Except as otherwise provided in this Agreement and the Separate Series Agreements, the management of the Partnership and of each Series shall be vested exclusively in the Board of Directors and, subject to the direction of the Board of Directors, the Partnership’s officers. Except as otherwise provided in this Agreement and the Separate Series Agreements, neither the General Partner nor any of the Limited Partners in their capacities as such shall have any part in the management of the Partnership and each of the Series and shall have no authority or right to act on behalf of the Partnership or deal with any third parties on behalf of the Partnership in connection with any matter, except as requested or authorized by the Board of Directors. Except as otherwise provided in this Agreement and the Separate Series Agreements, all actions outside of the ordinary course of business of the Partnership to be taken by or on behalf of the Partnership shall require the approval of a Majority of the Board. Notwithstanding the foregoing, the General Partner is authorized to sign, and cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Limited Partnership, the Statement of Series LLLP Qualification and, following the Original Effective Date, as directed, orally or in writing, by the Board, any similar type filing that may be required in connection with the Partnership’s status as a limited liability limited partnership with the State of Delaware or any other state.

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(c)            Number of Directors; Term of Office. The authorized number of Directors comprising the Board shall be five (5), which number, subject to the requirements set forth in Section 3.1(c)(i), may be modified by the Board in its discretion from time to time, but shall never exceed five (5) or be less than three (3). The Directors shall, except as otherwise provided for in this Section 3.1(c), hold office until their respective successors are appointed and qualified or until their earlier death, resignation or removal.

(i)            Notwithstanding the foregoing:

(A)            At any time when the TowerBrook Ownership Threshold is met, the AS Partners shall have the right to designate up to two Directors (the “Ascension Director Designees”) and the TowerBrook Partners shall have the right to designate a number of Directors whose votes collectively represent at least a Majority of the Board (the “TowerBrook Director Designees”). As of the Effective Date, the Ascension Director Designees are Joseph Impicciche and Anthony Speranzo, and the TowerBrook Director Designees are Glenn Miller, Evan Goldman and Jennifer Glassman.

(B)            At any time when the TowerBrook Ownership Threshold is not met, the AS Partners and the TowerBrook Partners shall have the right to designate a number of Directors whose votes on the Board shall be approximately proportional to the number of TowerBrook Allocable Securities and Ascension Allocable Securities respectively owned by Series TB and Series AS; provided, however, that (i) for so long as a Series continues to hold any Company Securities, the Limited Partners associated with that Series shall have the right to designate at least one (1) Director and (ii) as between the AS Partners and the TB Partners, the Limited Partners related to the Series with the highest Current Investment Percentage shall have the right to designate Directors who represent a Majority of the Board.

(ii)            Removals and Vacancies. Any Director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time is specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective. A Director may be removed at any time with or without cause (A) by written consent of the AS Partners if the Director to be removed is an Ascension Director Designee, (B) by written consent of the TowerBrook Partners if the Director to be removed is a TowerBrook Director Designee, (C) automatically, if such Director is a TowerBrook Director Designee and, as a result of the TowerBrook Ownership Threshold ceasing to be met, the number of TowerBrook Director Designees pursuant to Section 3.1(c)(i) has decreased (in which case the TowerBrook Partners shall promptly designate which TowerBrook Director Designee shall be so removed), (D) automatically, if such Director is an Ascension Director Designee and, as a result of the TowerBrook Ownership Threshold being met after previously having ceased to be met, the number of TowerBrook Director Designees has increased and the number of Ascension Director Designees has correspondingly decreased pursuant to Section 3.1(c)(i) (in which case the AS Partners shall promptly designate which Ascension Director Designee shall be so removed), or (E) automatically, at any time when the TowerBrook Ownership Threshold is not met, if, as a result of a change in the number of TowerBrook Allocable Securities or Ascension Allocable Securities, the number of TowerBrook Director Designees and Ascension Designees has adjusted pursuant to Section 3.1(c)(i) (in which case the TowerBrook Partners or AS Partners (whichever has lost proportionate shares of the Director designations) shall promptly designate which of its Director designees shall be so removed). Upon any vacancy on the Board, regardless of how caused, such vacancy shall be filled by the appointment of a successor Director by written consent of the AS Partners or TowerBrook Partners, as applicable, as necessary to effect the Board representation contemplated by the foregoing provisions of this Section 3.1(c)(i).

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(d)            Meetings of the Board. The Board shall meet at such time and at such place (either within or outside of the State of Delaware) as the Board may designate. Special meetings of the Board shall be held on the call of the Chairperson upon at least two (2) days (if the meeting is to be held in person) or twenty-four (24) hours (if the meeting is to be held by telephone communications or video conference) oral or written notice to all of the Directors, or upon such shorter notice as may be approved by all the Directors. Any Director may waive such notice as to himself. A record shall be maintained by the Partnership of each meeting of the Board by whomever the Board may appoint as Secretary for such purpose.

(i)            Conduct of Meetings. Any meeting of the Directors may be held in person, telephonically or by video conference.

(ii)          Quorum. A Majority of the Board shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A Director may vote or be present at a meeting either in person or by proxy.

(iii)          Attendance and Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

(iv)         Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting. Any such action taken by the Board without a meeting shall be effective only if the consent or consents are in writing, set forth the action so taken, are signed by Directors on the Board constituting a Majority of the Board, and are signed by at least one (1) TowerBrook Director Designee and one (1) Ascension Director Designee. Notice of any action taken by the Board by written consent without a meeting shall promptly thereafter be provided to each Director and each Member.

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(e)            Compensation of the Directors. Directors, as such, shall not receive any compensation for their services. Reimbursement for out-of-pocket expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing contained in this Agreement shall be construed to preclude any Director (including the President) from serving the Partnership or any of its Subsidiaries in any other capacity and receiving compensation for such service so long as such individual is not an employee of a TowerBrook Entity or an Ascension Entity.

(f)            Chairman of the Board. The Chairman of the Board (the “Chairman”) shall be designated by a Majority of the Board. The initial Chairman shall be Glenn Miller. The Chairman shall thereafter hold such position until his or her successor is designated and qualified or until his or her earlier death, resignation or removal. The Chairman may be removed at any time from his or her position as Chairman by written consent of a Majority of the Board. The Chairman, in his or her capacity as the Chairman of the Board, shall not have any of the rights or powers of an officer of the Partnership, unless he or she, in his or her capacity as a Chairman of the Board, is appointed as an officer of the Partnership by the Board. The Chairman shall preside at all meetings of the Board.

(g)            Appointment of Officers. The Board shall appoint individuals as officers (“Officers”) of the Partnership, which may include a President, a Secretary and such other officers (such as a Treasurer or any number of Senior Vice Presidents, Vice Presidents or Assistant Secretaries) as the Board deems advisable. No officer need be a Limited Partner or a Director. An individual may be appointed to more than one office. No officer of the Partnership shall have any rights or powers beyond the rights and powers granted to such officer in this Agreement. The officers of the Partnership as of the Effective Date are listed on the attached Schedule A. Designation of an individual as an officer of the Partnership shall not of itself create any contractual or employment right for such individual.

(h)            Duties of Officers Generally. Under the direction of and, at all times, subject to the authority of the Board, the officers shall have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Partnership in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Partnership in the ordinary course of its business and to take all such actions as they deem necessary or appropriate to accomplish the foregoing, in each case, unless and notwithstanding anything to the contrary in this Agreement: (i) the Board shall have previously restricted (specifically or generally) such powers; or (ii) the authority to take any action or not take any action is vested by this Agreement specifically in the AS Partners or the TowerBrook Partners, as applicable. In addition, the officers shall have such other powers and duties as may be prescribed by the Board, this Agreement or such officer’s employment agreement, if any. The President shall have the power and authority to delegate to any agents or employees of the Partnership rights and powers of officers of the Partnership to manage and control the day-to-day business, operations and affairs of the Partnership in the ordinary course of its business, as the President may deem appropriate from time to time, in each case, unless (i) the Board shall have previously restricted (specifically or generally) such powers; or (ii) the authority to take any action or not take any action is vested by this Agreement specifically in the AS Partners or the TowerBrook Partners, as applicable. Notwithstanding anything contained herein to the contrary, the delegation to any officer of the Partnership of any management powers over the business and affairs of the Partnership pursuant to the provisions of this Agreement shall not cause the General Partner to cease to be a general partner of the Partnership nor shall it cause such officer of the Partnership to be a general partner of the Partnership or to have or be subject to any liabilities of a general partner of the Partnership that may be applicable. The Partners intend that the officers of the Partnership shall constitute a committee of the Partnership within the meaning of Section 17-307(b)(7) of the Act.

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(i)            Authority of Officers. Subject to Section 3.1(h), any officer of the Partnership shall have the right, power and authority to transact business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. With respect to all matters within the ordinary course of business of the Partnership, third parties dealing with the Partnership may rely conclusively upon any certificate of any officer to the effect that such officer is acting on behalf of the Partnership.

(j)            Removal, Resignation and Filling of Vacancy of Officers. The Board may remove any officer, for any reason or for no reason, at any time. Any officer may resign at any time by giving written notice to the Board, and such resignation shall take effect at the date of the receipt of such notice or any later time specified in that notice; provided that unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Partnership or such officer under this Agreement or any other agreement to which such officer is a party. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to such office.

(k)            Compensation of Officers. The officers shall be entitled to receive compensation from the Partnership as determined by the Board, including the approval of one Ascension Director Designee (for so long as the Partnership holds any Ascension Allocable Securities) and the approval of one TowerBrook Director Designee (for so long as the Partnership holds any TowerBrook Allocable Securities); provided that an officer who is an employee of any TowerBrook Entity or Ascension Entity shall not be entitled to compensation from the Partnership.

(l)            President. Under the direction of and, at all times, subject to the authority of the Board, the President shall have general supervision over the day-to-day business, operations and affairs of the Partnership, shall be the senior-most officer of the Partnership and shall perform such duties and exercise such powers as are incident to the office of president or chief executive officer of a corporation organized under Delaware General Corporation Law (“DGCL”). The President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

(m)            Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Partnership, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units, and, in general, shall perform all the duties incident to the office of the chief financial officer or treasurer of a corporation organized under the DGCL. The Treasurer shall have the custody of the funds and securities of the Partnership, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Partnership. The Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, and/or the President.

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(n)            Secretary. The Secretary shall: (i) use reasonable efforts to attend all meetings of the Limited Partners and the Board and keep the minutes of the meetings of the Limited Partners and the Board in one or more books provided for that purpose; (ii) cause all notices given by the Partnership to be duly given in accordance with the provisions of this Agreement and as required by law; (iii) be custodian of the partnership records; (iv) keep a register of the addresses of each Limited Partner which shall be furnished to the Secretary by such Limited Partner; (v) have general charge of the Limited Partners Schedule; and (vi) in general perform all duties incident to the office of the secretary of a corporation organized under the DGCL. The Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board and/or the President.

(o)            Other Officers. All other officers of the Partnership shall have such powers and perform such duties as may from time to time be prescribed by the Board and/or the President.

3.2            No Fiduciary Duties. Notwithstanding any provision of this Agreement or any duty otherwise existing at law or in equity, the Limited Partners agree that, to the fullest extent permitted by law, no Director or officer, in the performance of his or her duties as such, shall (i) owe to the Partnership, the Series or any Limited Partner or other Person any duty of loyalty and/or due care and/or any other fiduciary duty, actual or implied, or (ii) be liable to the Partnership, the Series or any Limited Partner or other Person for any breach of any duty of loyalty and/or due care and/or any other fiduciary duty, actual or implied.

3.3            Performance of Duties; Liability of Directors and Officers. In performing his or her duties, each of the Directors and the officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Partnership or any facts pertinent to the existence and amount of assets from which distributions to Limited Partners might properly be paid), of the following other Persons or groups: (a) one or more officers or employees of the Partnership or any of its Subsidiaries; (b) any attorney, independent accountant, or other Person employed or engaged by the Partnership or any of its Subsidiaries; or (c) any other Person who has been selected and monitored with reasonable care by or on behalf of the Partnership or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in the Act or otherwise pursuant to applicable law. No individual who is a Director or an officer of the Partnership, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Partnership or any of its Subsidiaries, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Director or an officer of the Partnership or any combination of the foregoing.

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3.4            Indemnification. The Directors and officers of the Partnership and each officer, director, manager or member of the General Partner (collectively, with the Directors and officers of the Partnership and the General Partner, the “Protected Persons”) shall not be liable, responsible or accountable for damages or otherwise to the Partnership or any of its Subsidiaries, or to the Partners, and, to the fullest extent allowed by law, each Protected Person shall be indemnified and held harmless by the Partnership, including advancement of reasonable attorneys’ fees and other expenses from and against all claims, liabilities, and expenses arising out of the management of Partnership or any of its Subsidiaries’ affairs; provided that (a) such Protected Person’s course of conduct was pursued in good faith and believed by him or her to be in the best interests of the Partnership and was reasonably believed by him or her to be within the scope of authority conferred on such Protected Person pursuant to this Agreement and (b) such course of conduct did not constitute willful misconduct on the part of such Protected Person and otherwise was in accordance with the terms of this Agreement. The rights of indemnification provided in this Section 3.4 are intended to provide indemnification of the Protected Persons to the fullest extent permitted by the DGCL (as existing today or as may hereafter be amended, but in the case of any such amendment, only to the extent such amendment permits the Partnership to provide broader indemnification rights than said law permitted the Partnership to provide prior to such amendment), regarding a corporation’s indemnification of its directors and officers and will be in addition to any rights to which the Protected Persons may otherwise be entitled by contract or as a matter of law and shall extend to such Persons’ heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.4. The right of each Protected Person to indemnification pursuant to this Section 3.4 may be conditioned upon the delivery by such Protected Person of a written undertaking to repay such amount if such individual is determined pursuant to this Section 3.4 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation. Indemnification under this Section 3.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 3.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 3.4 shall have the effect of limiting or denying any such rights with respect to actions taken prior to any amendment, modification or repeal.

3.5            No Inconsistent Acts. Notwithstanding anything contained in this Agreement to the contrary, the Partnership (either directly or indirectly through a Subsidiary) may not engage in any act or activity that is inconsistent with Ascension Health’s mission statement or Catholic identity; provided that in no event shall any activity contemplated by the first sentence of Section 2.5(a) be prohibited or restricted by this Section 3.5.

ARTICLE IV
Limited Partners and General Partner

4.1            Voting Rights of Limited Partners. Except as otherwise provided in this Agreement, the management of the Partnership is vested solely in the Board. The Limited Partners, acting solely in their capacity as Limited Partners, shall have no power to participate in the management of the Partnership, except as expressly provided in this Agreement.

4.2            Registered Limited Partners. The Partnership and each Series shall be entitled to treat the owner of record of any Units as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement, the Separate Series Agreement or the laws of the State of Delaware.

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4.3            Limitation of Liability. No Partner (including any general partner) will be personally liable, directly or indirectly, by way of indemnification, contribution, assessment or otherwise, for any debt, obligation or liability of the Partnership or of any of its Subsidiaries or other Partners solely by reason of being a Partner, whether arising in contract, tort or otherwise. Except as may be expressly provided herein, notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by law, no Partner shall have the obligation to make any Capital Contributions to the Partnership or to any Series. Except as may be expressly provided herein, notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by law, no Partner shall have any duty of loyalty and/or due care and/or any other fiduciary duty, actual or implied, to another Partner with respect to the business and affairs of the Partnership, any of its Subsidiaries or the Series. No Partner will have any responsibility to restore any negative balance in his or her Capital Account or to contribute to or in respect of the liabilities or obligations of the Partnership, any of its Subsidiaries or the Series or return distributions made by the Partnership or the Series; provided that a Partner shall be required to return any distribution made to it in error or violation of the Act or other applicable law.

4.4            Withdrawal or Resignation by a Limited Partner.

(a)            Subject to Section 4.4(b) below, so long as a Limited Partner continues to hold any Units, such Limited Partner shall not have the ability to withdraw or resign as a Limited Partner prior to the termination of the Series with which such Limited Partner is associated or the dissolution and winding-up of the Partnership and any such withdrawal, resignation, attempted withdrawal or attempted resignation by a Limited Partner prior to the termination of that Series or dissolution and winding-up of the Partnership shall be null and void. As soon as any Person who is a Limited Partner ceases to hold any Units, such Person shall cease to be a Limited Partner.

(b)            If a Series ceases to hold any Company Securities, the Board (composed in accordance with Section 3.1(c)) shall cause, at its sole discretion, either (i) the Limited Partners associated with such Series to withdraw from the applicable Series and the termination of such Series (and such Partners hereby agree to so withdraw) or (ii) the winding-down and liquidation of the Partnership. If the Board determines to wind down the Partnership in accordance with the preceding sentence, then, at the election of the Limited Partners associated with the Series that continued to hold Company Securities immediately prior to such winding-down and liquidation, the AS Partners and TowerBrook Partners shall take such actions as are reasonably required so that such Limited Partners (or their designated Affiliate) is named the “Investor” for purposes of the A&R IRA.

(c)            No Limited Partner shall be entitled to withdraw any part of his, her or its Capital Contribution or Capital Account or to receive any distribution from the Partnership or any Series, except as expressly provided in this Agreement and the applicable Separate Series Agreement.

4.5            Authority. No Limited Partner, acting solely in the capacity of a Limited Partner, is an agent of the Partnership, nor does any Limited Partner, unless expressly and duly authorized in writing to do so by the Board, have any power or authority to bind or act on behalf of the Partnership in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

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4.6            Outside Activities. A Limited Partner may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities which compete with the Partnership, and, notwithstanding any duty otherwise existing at law or in equity, no Partner shall have any duty or obligation to bring any “corporate opportunity” to the Partnership. Neither the Partnership nor any other Partner shall have any rights by virtue of this Agreement in any business interests or activities of any Partner.

4.7            General Partner; Transfer of General Partnership Interest. In no event will the Partnership have more than one “general partner” (as that term is used in the Act). The General Partner has no right or obligation to make Capital Contributions, has no right to receive, and will not receive, any distributions under this Agreement (or otherwise from the Partnership or the Series) and has no right to receive, and will not receive, any allocation of Profits, Losses, or other items of income, gain, loss, deduction or credits of the Partnership under this Agreement (or otherwise from the Partnership or the Series). Except as required by applicable law, the General Partner agrees not to resign or withdraw from the Partnership. The General Partner may only Transfer or assign the General Partnership Interest if approved in writing by the TowerBrook Partners (so long as the Partnership holds any TowerBrook Allocable Securities) and the AS Partners (so long as the Partnership holds any Ascension Allocable Securities). Any attempted Transfer of the General Partnership Interest in violation of the preceding sentence shall be deemed null and void for all purposes. Subject in all events to the restrictions on any Transfer of the General Partnership Interest otherwise contained in this Section 4.7, no Transfer of the General Partnership Interest otherwise permitted by this Section 4.7 may be completed until the prospective transferee is admitted as the general partner of the Partnership by executing and delivering to the Partnership a written undertaking to be bound by the terms and conditions of this Agreement as the general partner in such form as shall be reasonably acceptable to the Board, in which case the transferor (A) shall then cease to be the General Partner, and (B) shall then cease to possess or have the power to exercise any rights or powers of the General Partner of the Partnership.

ARTICLE V
Units; Limited Partnership Interests

5.1            Units Generally; Schedule of Capital Contributions and Limited Partners Schedule. The Limited Partnership Interests of the Limited Partners shall be represented by issued and outstanding Units of the Series with which each Limited Partner is associated, which may be divided into one or more types, classes or series, with each type, class or series having the rights and privileges set forth in this Agreement and the applicable Separate Series Agreement. Each Series shall maintain a schedule of all Limited Partners from time to time, the Capital Contributions made by them to the applicable Series and the number of Units of the applicable Series held by them. The Partnership will maintain a master schedule of all Limited Partners of all Series, a copy of which as of the Effective Date is attached hereto as Schedule B (as the same may be amended, modified or supplemented from time to time, the “Limited Partners Schedule”). Ownership of a Unit (or fraction thereof) shall not entitle a Limited Partner to call for a partition or division of any property of the Partnership or the Series or for any accounting.

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5.2       Authorization of Units. The Partnership is hereby authorized to issue Common Units with respect to Series AS and Series TB, of which 45 with respect to Series AS and 55 with respect to Series TB are issued and outstanding as of the Effective Date, as set forth on the Limited Partners Schedule as in effect on the Effective Date.

5.3       Issuance of Units. Subject to Section 5.4, the Partnership may issue one or more additional classes of Units with respect to a particular Series in connection with additional Capital Contributions. The Board shall determine the terms and conditions applicable to the new class of Units; provided that all distributions made to the Limited Partners in respect of such new class of Units shall consist solely of proceeds received with respect to the applicable additional Capital Contributions. The Board shall be permitted to amend the Separate Series Agreement for that Series and this Agreement (including this Article V) to reflect the issuance of new Units without the consent of any other Person.

5.4       New Limited Partners. The names and addresses of the Limited Partners associated with a Series shall be set forth on Schedule A to the Separate Series Agreement of that Series and also recorded on the Limited Partners Schedule. The Board shall have the right to admit additional Limited Partners only (x) in connection with a Permitted Transfer or (y) with the prior written consent of both the AS Partners and the TowerBrook Partners. A Person shall be admitted as a Limited Partner associated with a Series at the time that Person (i) executes and delivers to the Partnership a written undertaking to be bound by the terms and conditions of this Agreement and the applicable Separate Series Agreement in the form of the Joinder attached as Exhibit C hereto, (ii) is listed by the Partnership as a Limited Partner associated with the Series on Schedules A and B to the applicable Separate Series Agreement and the Limited Partners Schedule, (iv) other than in connection with a Permitted Transfer, makes a Capital Contribution to the applicable Series in an amount determined by the Board in its sole discretion and (v) other than in connection with a Permitted Transfer, satisfies all other conditions to their admission as a Limited Partner. Schedules A and B of each Separate Series Agreement and the Limited Partners Schedule shall be updated from time to time as is necessary and appropriate to, among other things, reflect the admission of additional Limited Partners associated with that Series.

5.5       No Pre-Emptive Rights. The Limited Partners shall not have any pre-emptive right with respect to the issuance of Units.

ARTICLE VI
Company Securities and Company Board

6.1    Designees to Company Board. Any individual that the Partnership has the right to nominate for election as a director of the Company Board (such nominees, the “Company Board Designees”) pursuant to the provisions of the A&R IRA shall be designated in accordance with this Section 6.1.

(a)            For so long as (x) the Partnership has the right to nominate four (4) or more Company Board Designees pursuant to the A&R IRA and (y) the TowerBrook Ownership Threshold is met:

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(i)            The AS Partners shall be entitled to designate one (1) Company Board Designee chosen in their sole discretion and one (1) Company Board Designee who shall be reasonably acceptable to the TowerBrook Partners and “independent” as defined in the listing standards of the exchange (if any) on which the Company Common Shares are then listed or traded unless otherwise agreed by the TowerBrook Partners (the “Ascension Company Board Designees”).

 (ii)            The TowerBrook Partners shall be entitled to appoint two (2) Company Board Designees chosen in their sole discretion and, solely to the extent the Partnership has the right to nominate more than four (4) Company Board Designees pursuant to the A&R IRA, one (1) (or such other number that is required to fill the maximum number of Company Board Designees) Company Board Designee who shall be reasonably acceptable to the AS Partners, provided that one (1) of the Company Board Designees required to be reasonably acceptable to the AS Partners (or, if the Partnership does not have the right to nominate more than four (4) pursuant to the A&R IRA, one (1) of the Company Board Designees chosen by the TowerBrook Partners in their sole discretion) shall also be “independent” as defined in the listing standards of the exchange (if any) on which the Company Common Shares are then listed or traded unless otherwise agreed by the AS Partners (the “TowerBrook Company Board Designees”).

(b)            When the TowerBrook Ownership Threshold is not met, the AS Partners and the TowerBrook Partners shall each have the right to appoint a number of Company Board Designees approximately proportional to the number of Company Securities held by Series AS and Series TB, respectively; provided that:

(i)            If (x) the Partnership has the right to nominate only two (2) Company Board Designees and (y) each of Series AS and Series TB continues to own any Company Securities, then the AS Partners and the TowerBrook Partners shall each have the right to nominate one (1) Company Board Designee, and

(ii)            If (x) the Partnership has the right to nominate only one (1) Company Board Designee and (y) each of Series AS and Series TB continues to own any Company Securities, then the Limited Partners associated with the Series that owns the greater number of Company Securities shall have the right to appoint such Company Board Designee.

6.2            Rights Attached to Company Securities.

(a)            Voting of Company Securities.

(i)            When the TowerBrook Ownership Threshold is met, subject to Section 14.6, the Board shall have the exclusive right to determine how the Partnership shall exercise any voting or other rights attached to Company Securities collectively held by Series AS and Series TB.

(ii)            When the TowerBrook Ownership Threshold is not met, (A) the TowerBrook Partners shall have the exclusive right to exercise any voting rights attached to the TowerBrook Allocable Securities (including in connection with any Change of Control Transaction) and (B) the AS Partners shall have the exclusive right to exercise any voting rights attached to the Ascension Allocable Securities (including in connection with any Change of Control Transaction).

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(b)            [Reserved]

(c)            [Reserved]

(d)            Exercise of the Warrants.

(i)            Subject to the provisions of Section 6.2(d)(iii), the TowerBrook Partners shall have the exclusive right to cause Series TB to exercise any or all TowerBrook Allocable Warrants to purchase Company Common Shares; provided that the TowerBrook Partners shall be required at the same time to make a Capital Contribution to Series TB equal to the exercise price of such TowerBrook Allocable Warrants unless, at the direction of the TowerBrook Partners, a cashless exercise feature shall be used.

(ii)            Subject to the provisions of Section 6.2(d)(iii), the AS Partners shall have the exclusive right to cause Series AS to exercise any or all Ascension Allocable Warrants to purchase Company Common Shares; provided that the AS Partners shall be required at the same time to make a Capital Contribution to Series AS equal to the exercise price of such Ascension Allocable Warrants unless, at the direction of the AS Partners, a cashless exercise feature shall be used.

(iii)            Notwithstanding anything to the contrary in Sections 6.2(d)(i) and 6.2(d)(ii), the Board shall have the right to cause the Partnership to exercise all, but not part, of the Converted Warrant held by the Partnership; provided, however, that the Converted Warrant shall not be exercised unless (A) the prior written consent of Series TB is obtained (for the avoidance of doubt, whether or not the TowerBrook Ownership Threshold is met) and (B) either (x) a cashless exercise feature is available and, at the time of exercise, the Converted Warrant is in-the-money or (y) the consent of Series AS is obtained. If the Partnership exercises the entire Converted Warrant without the prior written consent of Series AS, the cashless exercise feature must be used to exercise the entire Converted Warrant unless Series TB or Series AS provides the Partnership with notice to the contrary pursuant to the last sentence of this subsection (iii). The Board shall notify in writing the Limited Partners of its decision to exercise the entire Converted Warrant at least ten (10) Business Days prior to such exercise, and the cashless exercise feature shall be utilized for such exercise unless an instruction to pay the exercise price in cash is supplied by the applicable Limited Partners to the Board at least two (2) Business Days prior to such exercise, and such instruction will apply only to the portion of the Converted Warrant allocable to such Limited Partners’ Series.

6.3            Restrictions on Transfer of Company Securities.

(a)            Notwithstanding anything to the contrary in this Section 6.3, the Partnership shall not Transfer all or any Company Securities other than at such times, to such Transferees and on such terms that would not violate the A&R IRA, without the prior written consent of the Limited Partners.

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(b)            Subject to Section 6.3(a), Section 6.4 and Section 6.6, the TowerBrook Partners shall have the exclusive right to cause the Partnership to Transfer any TowerBrook Allocable Security; provided, however, that, when the TowerBrook Ownership Threshold is not met, the Board may cause the Partnership to Transfer Company Securities, including TowerBrook Allocable Securities, in a Change of Control Transaction and only in the same percentage applied to each of Series AS and Series TB. If the TowerBrook Partners cause the Partnership to Transfer any TowerBrook Allocable Securities pursuant to Section 4.5(i) of the A&R IRA, the transfer restrictions set forth in this Article VI shall continue to apply to such TowerBrook Allocable Securities, including the rights of the AS Partners with respect to such securities pursuant to Sections 6.4 and 6.6 and the transferee must sign an agreement with the Partnership to that effect.

(c)            As long as Series TB owns any TowerBrook Allocable Securities, the AS Partners shall not have the right to cause the Partnership to Transfer any Ascension Allocable Securities, other than (i) in accordance with Section 6.6, (ii) a Permitted Transfer or (iii) to the extent that (A) Series TB previously Transferred Company Securities in accordance with Section 6.6(a) and (B) the AS Partners elected not to participate in the Transfer, in which case the AS Partners may cause Series AS to Transfer the same number and class of Transferred Securities as it would have been authorized to Transfer if it had elected to participate in the Transfer in accordance with Section 6.6(b); provided, that, notwithstanding anything to the contrary, the AS Partners may not cause Series AS to Transfer any Company Securities pursuant to (iii) above to the extent that such Transfer would result in the Partnership ceasing to satisfy the Ownership Threshold. For the avoidance of doubt, nothing in this Section 6.3 shall prevent the AS Partners from causing the Partnership or Series AS to Transfer any Ascension Allocable Securities when required pursuant to the Drag-Along Right or required by any other provision of this Agreement.

(d)            The TowerBrook Partners shall have the right to cause the Partnership to Transfer Ascension Allocable Securities pursuant to the Drag-Along Right in accordance with Section 6.5.

(e)            Subject to Section 6.4, the TowerBrook Partners shall have the right to cause the Partnership to Transfer Company Securities, including Ascension Allocable Securities, to Customers or Strategic Investors; provided that, (i) without the prior written consent of the AS Partners, the aggregate Company Securities Transferred pursuant to this Section 6.3(e) shall not exceed 28,000,000 Company Common Shares; (ii) such Transfer shall be allocated, in respect of each class of Company Securities to be Transferred, pro rata to the number of TowerBrook Allocable Securities and Ascension Allocable Securities of such class then held by the Partnership; and (iii) each class of Company Securities will be sold at the same cash price and on the same terms.

6.4       Right of First Offer.

(a)            If the TowerBrook Partners wish to (i) cause the Partnership to Transfer all or any portion of the TowerBrook Allocable Securities to any Person and such Transfer would result in the Partnership ceasing to satisfy the Ownership Threshold (as defined in the A&R IRA), (ii) enter into or vote in favor of a Change of Control Transaction or (iii) exercise the Drag-Along Right in accordance with Section 6.5, then the TowerBrook Partners shall first cause the Partnership to offer to the AS Partners to have Series AS acquire the TowerBrook Allocable Securities proposed to be so Transferred, voted or included in a Drag-Along Transfer (the “ROFO Securities”) by sending written notice indicating the number and a description of the ROFO Securities, the proposed consideration and, to the extent known, other material terms and conditions of the proposed Transfer (the “ROFO Offering Notice”), and including the TowerBrook Partners’ good faith valuation, at the time the ROFO Offering Notice is given, of the cash equivalent of the consideration available in the Change of Control Transaction (the “ROFO Price”).

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(b)            For a period of fifteen (15) Business Days following receipt of the ROFO Offering Notice or any applicable shorter period if otherwise a right would be impaired such as to tender, elect or vote, but in no case shall such period be shorter than five (5) Business Days (the “ROFO Period”), the AS Partners shall have the right, but not the obligation (the “AS Partners’ ROFO”) to cause Series AS to make an irrevocable offer to purchase all (but not less than all) of the ROFO Securities at the ROFO Price. The AS Partners’ ROFO shall be exercised by delivering written notice (the “ROFO Exercise Notice”) to the TowerBrook Partners and the Partnership prior to the termination of the ROFO Period. The ROFO Exercise Notice shall be an irrevocable and binding commitment by the AS Partners to make a Capital Contribution to Series AS in immediately available funds in the amount of the aggregate purchase price of the ROFO Securities as set forth in the ROFO Offering Notice within fifteen (15) Business Days. Upon receipt of the AS Partners’ Capital Contribution, the Partnership shall cause Series AS to purchase, and Series TB to Transfer, the ROFO Securities on the terms and conditions set forth in the ROFO Offering Notice (which shall then become Ascension Allocable Securities for purposes of this Agreement).

(c)            The failure to provide the ROFO Exercise Notice prior to the termination of the ROFO Period shall be deemed a waiver of the AS Partners’ ROFO. If the AS Partners do not timely exercise the AS Partners’ ROFO within the ROFO Period, then within the thirty (30)-day period thereafter, or, if the ROFO Offering Notice was delivered in connection with a process for a Change of Control Transaction, then for such longer period as it takes for such process to be completed (but in no event to exceed 120 days thereafter), the TowerBrook Partners shall have the right to cause the Partnership to Transfer the ROFO Securities at a consideration (i) if in cash, in an amount equal to or greater than the ROFO Price or (ii) if not in cash, in an amount believed in good faith to be equal to or greater than the ROFO Price, and, in all cases, at the consideration available in the Change of Control Transaction.

6.5       Drag-Along Rights

(a)            If the TowerBrook Partners desire for the Partnership to sell Company Securities in, or otherwise consent to, vote in favor of or seek to effect a Change of Control Transaction, the TowerBrook Partners shall, subject to first complying with Section 6.4, have the right (the “Drag-Along Right”) to compel and cause the Partnership to complete such Transfer (a “Drag-Along Transfer”); provided that any such Drag-Along Transfer shall apply to the Ascension Allocable Securities and TowerBrook Allocable Securities pro rata to the number of Company Securities then held by each Series; provided, further, that:

(i)            any representations and warranties, if any, to be made by a Limited Partner in connection with the proposed Drag-Along Transfer are limited to representations and warranties related to authority, ownership, no conflicts, enforceability and the ability to convey title of the Company Securities;

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(ii)           no Limited Partner shall be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the proposed Drag-Along Transfer, other than the Partnership (except to the extent that funds may be withheld from a holdback or paid out of an escrow established to cover breaches of representations, warranties and covenants of the Partnership as well as breaches by any Limited Partner of any of identical representations, warranties and covenants provided by all Limited Partners);

(iii)          the liability for indemnification, if any, of any Limited Partner in the proposed Drag-Along Transfer and for the inaccuracy of any representations and warranties made by the Partnership in connection with such Drag-Along Transfer, is several and not joint with any other Person (except to the extent that funds may be withheld for a holdback or paid out of an escrow established to cover breaches of representations, warranties and covenants of the Partnership as well as breaches by any Limited Partner of any of identical representations, warranties and covenants provided by all Limited Partners), and is proportionate to each Limited Partner’s entitlement to the amount of aggregate consideration to be received in such proposed Drag-Along Transfer, determined in accordance with Section 8.1(a);

(iv)          the liability of any Limited Partner shall be limited to such Limited Partner’s applicable share (determined based on the proportion of each Limited Partner’s entitlement to the amount of aggregate consideration to be received in such proposed Drag-Along Transfer, determined in accordance with Section 8.1(a)) of a negotiated aggregate indemnification amount that applies to all Limited Partners and in no event exceeds the amount of aggregate consideration otherwise allocable to such Limited Partner in connection with such proposed Drag-Along Transfer, except that (i) liability with respect to breach of representations and warranties in (i) above shall be limited to the entire amount of aggregate consideration to be received in such proposed Drag-Along Transfer and (ii) liability with respect to claims related to fraud shall not be limited;

(v)           upon the consummation of the proposed Drag-Along Transfer, (A) each Series that is a holder of any class or series of Company Securities will receive the same form and amount of consideration for their Company Securities of such class or series as is received by other Series in respect of such same class or series of Company Securities and (B) the aggregate consideration receivable, including any amounts that may be withheld for a holdback or paid out of an escrow, by each Limited Partner shall not be less than the amount that would be distributed to such Limited Partner in the event the proceeds of the proposed Drag-Along Transfer were allocated among the Limited Partners in accordance with Section 8.1(a); and

(vi)          subject to clause (v) above, if the Partnership is given an option as to the form and amount of consideration to be received as a result of the proposed Drag-Along Transfer, all Limited Partners will be given the same option with respect to the Company Securities held by the Series with which they are associated.

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(b)            In the event that the Drag-Along Transfer is structured as a merger, consolidation or similar business combination, the Partnership shall exercise any voting rights attached to Company Securities in favor of the Drag-Along Transfer, except as provided in the proviso of Section 6.2(a).

(c)            Upon exercise by the TowerBrook Partners of their Drag-Along Right, the Partnership and the Limited Partners associated with each Series shall take all necessary action necessary or desirable to enable the Partnership to consummate such Drag-Along Transfer expeditiously, including executing and delivering any documents reasonably requested by the TowerBrook Partners or the Company, waiving any dissenters’ rights, appraisal rights or other similar rights in connection with such Drag-Along Transfer and giving any customary and reasonable representations and warranties.

(d)            Upon consummation of the Drag-Along Transfer, the Partnership shall cause Series AS and Series TB to (i) Transfer a number of Ascension Allocable Securities and TowerBrook Allocable Securities proportional to the number of Company Securities then collectively held by Series AS and Series TB and (ii) promptly distribute the proceeds of the Drag-Along Transfer to their respective Limited Partners.

(e)            Each Series shall bear the reasonable documented out-of-pocket costs and expenses incurred in connection with any Drag-Along Transfer pro rata to the Current Investment Percentage of the Limited Partners associated therewith upon such Drag-Along Transfer.

6.6       Tag-Along Rights

(a)            At least ten (10) Business Days prior to a proposed Transfer by Series TB of any TowerBrook Allocable Security or, alternatively at the sole discretion of the TowerBrook Partners, within five (5) Business Days following the Transfer by Series TB of any TowerBrook Allocable Security, in either case, other than (i) a Permitted Transfer, (ii) a Transfer to a Customer or Strategic Investor in accordance with Section 6.4(e), or (iii) a Transfer pursuant to the exercise of the Drag-Along Right in accordance with Section 6.5, the TowerBrook Partners shall deliver a written notice (the “Sale Notice”) to the AS Partners (with a copy of such notice to the Board), specifying in reasonable detail (A) if the Sale Notice is given prior to a proposed Transfer, the identity of the prospective Transferee(s) (if known), the number and a description of Company Securities proposed to be Transferred (the “Transferred Securities”), the price (or minimum price) at which the Transferred Securities are proposed to be Transferred and, to the extent known, any other material terms and conditions of such contemplated Transfer, or (B) if the Sale Notice is given following a Transfer, the identity of the Transferee and all other terms and conditions of the Transfer, including a copy of the relevant transaction agreements. If the AS Partners elect to participate in the contemplated Transfer or to be deemed to have participated in the completed Transfer, as the case may be, then the AS Partners shall deliver written notice of such election to the TowerBrook Partners and the Partnership within ten (10) Business Days following receipt of the Sale Notice (a “Sale Participation Notice”). If the Sale Notice is delivered prior to the consummation of the contemplated Transfer, upon giving a Sale Participation Notice, the AS Partners shall be entitled to cause Series AS to sell, at the same price and on the same terms as indicated in the Sale Notice, a number of Transferred Securities equal to the product of (x) the Current Investment Percentage of Series AS and (y) the number of Transferred Securities proposed to be Transferred. The AS Partners shall take all reasonably necessary and desirable actions as directed by the TowerBrook Partner in connection with the consummation of such Transfer, including executing the applicable purchase agreement. If the Sale Notice is delivered after the consummation of the Transfer, upon receipt of a Sale Participation Notice, the Partnership shall make appropriate distributions and adjustments so as to reflect that the Transfer was executed as if (x) the AS Partners had participated therein at the time thereof and (y) the applicable number of Ascension Allocable Securities had been Transferred pursuant thereto.

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(b)            If (x) the Transfer has not already occurred and (y) the AS Partners elect not to participate in the contemplated or completed Transfer, as applicable, or do not timely deliver a Sale Participation Notice, then within the thirty (30)-day period after the expiration of the AS Partners’ right to deliver a Sale Participation Notice, the TowerBrook Partners shall have the right to cause the Transfer to be completed for the account solely of the Series TB and if the Transfer is not completed during such period, such TowerBrook Allocable Securities may not be Transferred without again complying with the terms set forth in this Section 6.6. If (x) the Transfer has already occurred and (y) the AS Partners elect not to participate in the contemplated or completed Transfer, as applicable, or do not timely deliver a Sale Participation Notice, then the Transfer shall be completed for the account solely of Series TB.

ARTICLE VII
Capital Contributions; Capital Accounts

7.1       Capital Contributions.

(a)            Initial Capital Contributions. On February 16, 2016, each Limited Partner made a Capital Contribution (the “Initial Capital Contribution”) to the Series to which it is associated in the amount set forth opposite such Limited Partner’s name on Schedule C to this Agreement (the “Original Investment Schedule”) and the Partnership issued to each Limited Partner the number of Common Units in the applicable Series as set forth opposite such Limited Partners’ name on the Original Investment Schedule. The Original Investment Schedule shall indicate each Limited Partner’s “pro rata” portion of the aggregate Initial Capital Contribution (a Limited Partner’s “Initial Investment Percentage”).

(b)            Additional Capital Contributions. The Limited Partners agree that, for so long as Series TB continues to hold any TowerBrook Allocable Security, the Partnership and the Series shall be the sole investment vehicle through which the Limited Partners and their respective Affiliates acquire any Company Security. Accordingly, the Limited Partners hereby agree that they shall consult with one another and offer one another the opportunity to share, based on their respective Initial Investment Percentage, in any new acquisition of interests in Company Securities before acquiring any Company Securities. In furtherance of the preceding sentence and subject to the provisions of this Section 7.1(b), the Limited Partners shall have the right to make additional Capital Contributions in immediately available funds to their respective Series and to cause their respective Series to acquire additional Company Securities with such funds, without the need to obtain any approval.

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(c)            Mandatory Capital Contributions. The Board may, when required, make mandatory capital calls to fund out-of-pocket expenses of the Partnership and any Series (a “Mandatory Capital Call”). The Board shall notify each Limited Partner in writing of the Mandatory Capital Call and provide a reasonable description of the need thereof. Each Limited Partner shall then make to its respective Series a Capital Contribution in immediately available funds equal to its Initial Investment Percentage of the Mandatory Capital Call amount, unless such Mandatory Capital Call is made at any time when the TowerBrook Ownership Threshold is not satisfied, in which case, the Mandatory Capital Call shall be made to each Limited Partner pro rata to its Current Investment Percentage.

7.2       Capital Accounts. The Partnership shall maintain for each Limited Partner of each Series a separate Capital Account in accordance with each Series Separate Agreement.

7.3       Loans from Partners. Loans by Partners to the Partnership shall not be considered Capital Contributions.

7.4       Status of Capital Contributions. No Limited Partner shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise specifically provided in this Agreement. Except as otherwise provided herein, no Limited Partner shall be required to lend any funds to the Partnership or to make any additional Capital Contributions to the Partnership.

ARTICLE VIII
Distributions

8.1       Generally.

(a)            Distributions of available cash shall be made by the Board at such times as provided in this Section 8.1(a) and in the following order of priority:

(i)            First, the Partnership shall reimburse, as promptly as reasonably practicable, any Limited Partner that has incurred out-of-pocket expenses on behalf of the Partnership (other than in connection with a Transfer of Company Securities), to the extent borne in excess of its Current Investment Percentage.

(ii)            Second, the Board shall have the authority to establish and maintain reasonable reserves for expenses of the Partnership, but only with respect to both Series AS and Series TB in cash pro rata to the then Current Investment Percentages of the AS Partners and TowerBrook Partners.

(iii)            Third, with respect to any applicable Series, the Board shall distribute, as promptly as reasonably practicable, the net cash proceeds received with respect to Company Securities allocable to such Series; provided, that in determining the amount of net cash proceeds, the Board shall allocate in good faith out-of-pocket expenses incurred in connection with the Transfer.

(b)            Notwithstanding anything to the contrary in this Agreement and the Separate Series Agreement, whenever the Partnership is to pay any sum to any Limited Partner, any amounts such Limited Partner owes the Partnership, as determined by the Board in good faith, may be deducted from such sum before payment, to the extent permitted by applicable law.

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(c)            Notwithstanding any provision to the contrary in this Agreement and the Separate Series Agreements, (x) the Partnership shall not make any distribution to Limited Partners if such distribution would violate the Act or other applicable law and (y) in no event shall the General Partner be entitled to receive any distributions from the Partnership.

8.2       Tax Advances. Subject to the restrictions of any of the Partnership’s and/or its Subsidiaries’ then applicable debt financing agreements and subject to the retention of any other amounts necessary to satisfy the Partnership’s and/or its Subsidiaries’ obligations as determined in good faith by the Board (the “Applicable Restrictions”), at least five (5) days before each date prescribed by the Code for a calendar year corporation to pay quarterly installments of estimated tax, the Partnership shall distribute to each Limited Partner cash in proportion to and to the extent of such Limited Partner’s Quarterly Estimated Tax Amount for the applicable calendar quarter. If, at any time after the final Quarterly Estimated Tax Amount has been distributed pursuant to the previous sentence with respect to any Fiscal Year, the aggregate Tax Advances to any Limited Partner with respect to such Fiscal Year are less than such Limited Partner’s Tax Amount for such Fiscal Year (a “Shortfall Amount”), the Partnership shall (subject to the Applicable Restrictions) distribute cash to the Limited Partners in proportion to and to the extent of each Limited Partner’s Shortfall Amount for such Fiscal Year before the seventy-fifth (75th) day of the next succeeding Fiscal Year (provided that if the Partnership has made distributions other than pursuant to this Section 8.2, the Board may apply such distributions to reduce any Shortfall Amount). If the aggregate distributions made to any Limited Partner pursuant to this Section 8.2 for any Fiscal Year exceed such Limited Partner’s Tax Amount for such Fiscal Year (an “Excess Amount”) such Excess Amount shall reduce subsequent distributions that would be made to such Limited Partner pursuant to this Section 8.2, except to the extent the distributions giving rise to such Excess Amount have been credited against an amount otherwise distributable pursuant to Section 8.1. The amount distributable to any Limited Partner pursuant to Section 8.1 or Section 11.2 shall be reduced by the amount distributed to such Limited Partner pursuant to this Section 8.2 (to the extent not previously taken into account as a reduction pursuant to this sentence) and the amount distributed under this Section 8.2 shall be deemed to have been distributed pursuant to Section 8.1 at the time such amount is taken into account as a reduction in distributions otherwise payable under Section 8.1 or Section 11.2 for purposes of making the calculations required by Section 8.1. No Limited Partner shall be liable to the Partnership for any amount distributed to it pursuant to this Section 8.2 or for any interest on such amount.

8.3       Withholding Taxes. If the Partnership is required by law to make any payment on behalf of a Limited Partner in his, her or its capacity as such (including in respect of withholding taxes, personal property taxes, and unincorporated business taxes, etc.), then the Partnership will reduce current or subsequent distributions which would otherwise be made to such Limited Partner until the Partnership has recovered the amount paid on behalf of such Limited Partner (and the amount of such reduction will be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution will not further reduce the Limited Partner’s Capital Account).

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ARTICLE IX
Allocations

9.1       Allocations of Profits and Losses. The profits and losses of any Series shall be allocated among the Limited Partners associated with that Series in accordance with the Separate Series Agreement of such Series.

ARTICLE X
Elections and Reports

10.1     Generally. The Partnership will keep appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 13.1.

10.2     Tax Status. The Partners intend (i) each Series shall be a separate entity for U.S. federal income tax purposes, (ii) a Series with a single owner shall be treated as an entity disregarded as separate from its owner for U.S. federal tax purposes and (iii) a Series with multiple owners shall be treated as a partnership for U.S. federal income tax purposes.

10.3     Waiver of Section 17-305 of the Act. Each Partner hereby irrevocably waives, to the fullest extent permitted by law, any and all rights that such Partner may have to receive information from the Partnership or the General Partner pursuant to Section 17-305 of the Act.

ARTICLE XI
Dissolution and Liquidation

11.1     Dissolution. The Partnership shall be dissolved and its affairs wound up only upon the happening of any of the following events:

(a)            Upon the election to dissolve the Partnership by action of the Board; or

(b)            The entry of a decree of judicial dissolution under Section 17-802 of the Act; provided that, notwithstanding anything contained herein to the contrary, to the fullest extent permitted by law, no Partner shall make an application for the dissolution of the Partnership pursuant to Section 17-802 of the Act without the unanimous written approval of the Partners.

(c)            Any other event causing dissolution of the Partnership under the Act, unless the Partnership is continued in accordance with the Act.

Dissolution of the Partnership shall be effective on the day on which the event giving rise to the dissolution occurs, but the Partnership shall not terminate until the winding-up of the Partnership has been completed, the assets of the Partnership have been distributed as provided in Section 11.2 and the Certificate of Limited Partnership and the Statement of Series LLLP Qualification shall have been canceled. The expulsion, bankruptcy or dissolution of a Limited Partner, or the occurrence of any other event that terminates the continued membership of a Limited Partner in the Partnership, shall not, in and of itself, cause a dissolution of the Partnership, and the Partnership shall continue without dissolution subject to the terms and conditions of this Agreement.

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(d)            A Series shall be terminated upon any of the following events:

(i)            the written consent of the TowerBrook Partners (to the extent Series TB holds Company Securities at such time) and the AS Partners (to the extent Series AS holds Company Securities at such time) to such effect;

(ii)            the dissolution of the Partnership;

(iii)            in accordance with Section 4.4(b);

(iv)            the occurrence of an event of termination as provided in the Separate Series Agreement of the Series; or

(v)            any other event causing termination of a Series under the Act, unless the Series is continued in accordance with the Act.

(e)            The termination and winding-up of a Series shall not, in and of itself, cause a dissolution of the Partnership or the termination of any other Series. The termination of a Series shall not affect the limitation on liabilities of the Series or any other Series provided by this Agreement, the Separate Series Agreements, the Certificate of Limited Partnership, the Statement of Series LLLP Qualification and the Act.

(f)            Upon the termination of a Series, the Series’ affairs shall be promptly wound up, taking into account any termination provisions set forth in the Separate Series Agreement for that Series. The Series shall engage in no further business except as may be necessary, in the reasonable discretion of the Board, to preserve the value of the Series’ assets during the period of termination and liquidation.

(g)            Except as otherwise provided by applicable law, upon termination of a Series, each Limited Partner associated with that Series shall look solely to the assets of that Series for the return of its Capital Contributions made to that Series, and if the assets of the Series remaining after satisfaction (whether by payment or reasonable provision for payment) of the debts, liabilities, obligations and expenses of the Series are insufficient to return such Capital Contributions, the Limited Partners shall have no recourse against any other Series, the Partnership, the Board or any other Limited Partner, except as otherwise provided by law.

(h)            Notwithstanding any other provision of this Agreement, the bankruptcy of a Limited Partner shall not cause such Limited Partner to cease to be a Limited Partner of or associated with a Series and despite the occurrence of such an event, the Company and such Series shall continue without dissolution.

(i)            Notwithstanding any other provision of this Agreement, to the fullest extent permitted by law, each Limited Partner waives any right it might have under the Act or otherwise to (i) agree in writing to dissolve the Partnership or terminate any Series upon such Limited Partner’s bankruptcy, or upon the occurrence of an event that causes such Limited Partner to cease to be a Limited Partner of the Partnership or associated with any Series, and (ii) apply for judicial dissolution of the Partnership or the judicial termination of any Series.

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11.2     Liquidation.

(a)            Liquidator. Upon dissolution of the Partnership or termination of a Series, the Board will appoint a person to act as liquidating trustee (the “Liquidator”) and such person shall act as the Liquidator unless and until a successor Liquidator is appointed as provided in this Section 11.2. The Liquidator will agree not to resign at any time without thirty (30) days’ prior written notice to the Board. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board. Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided in this Section 11.2 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this Section 11.2. The Liquidator will receive as compensation for its services (1) no additional compensation, if the Liquidator is an employee of the Partnership or any of its Subsidiaries or is a TowerBrook Partner, AS Partner or any of their respective Affiliates, or (2) if the Liquidator is not such a Person, such compensation as the Board may approve which shall be borne as an expense of the Partnership plus, in either case, reimbursement of the Liquidator’s reasonable out-of-pocket expenses in performing its duties.

(b)            Liquidating Actions. The Liquidator will liquidate the assets of the Partnership and each Series and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(i)            First, to the satisfaction of the Partnership or such Series’ debts and obligations to its creditors (including Partners, to the extent otherwise permitted by law), including sales commissions and other expenses incident to any sale of the assets of the Series, in order of the priority provided by law (whether by payment or the making of reasonable provision for payment thereof).

(ii)            Second, to the Limited Partners associated with such Series, in accordance with Section 8.1(a).

Any reserves established pursuant to clauses (i) and (ii) above will be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Board deems advisable, such reserves will be distributed to the Limited Partners in accordance with Section 8.1 in the manner provided above in this Section 11.2(b). The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Limited Partner immediately prior to the distribution of the Partnership’s assets pursuant to this Section 11.2(b) being equal to the amount distributable to such Limited Partner pursuant to this Section 11.2(b).

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(c)            Distribution in Kind. Notwithstanding the provisions of Section 11.2(b) which require the liquidation of the assets of the Partnership and each Series, but subject to the order of priorities set forth in Section 11.2(b), if upon dissolution of the Partnership or termination of a Series, the Board determines that an immediate sale of part or all of the Partnership’s or Series’ assets would be impractical or could cause undue loss to the Limited Partners, the Board may, in its sole discretion, defer the liquidation of any assets, and, in its absolute discretion, distribute to the Limited Partners of each Series, in lieu of cash, and in accordance with the provisions of Section 11.2(b), the assets of such Series. If the Board determines to establish reserves, including to satisfy contingent liabilities in accordance with Section 11.2(b)(ii), the reserves established for each Series shall be proportional to the assets of such Series. Any such distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such distribution, any property to be distributed will be valued at its Fair Market Value.

(d)            Reasonable Time for Winding-Up. A reasonable time will be allowed for the orderly winding up of the business and affairs of the Partnership and the Series and the liquidation of the assets pursuant to Section 11.2(b) in order to minimize any losses otherwise attendant upon such winding-up. Distributions upon liquidation of the Partnership or Series (or any Limited Partner’s interest in the Partnership) and related adjustments will be made by the end of the Fiscal Year of the liquidation (or, if later, within ninety (90) days after the date of such liquidation) or as otherwise permitted by Treasury Regulations Section 1.704-1(b)(2)(ii)(b).

(e)            Termination. Upon completion of the distribution of the assets of the Partnership and the Series as provided in Section 11.2(b), the Partnership shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Limited Partnership and the Statement of Series LLLP Qualification in the State of Delaware and of all qualifications and registrations of the Partnership as a foreign limited liability limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

ARTICLE XII
Transfer of Units

12.1            Restrictions on Transfers.

(a)            Transfers by Limited Partners. A Limited Partner may Transfer its Units only (i) if such Transfer has been approved by all the other Limited Partners (in their sole discretion), (ii) to another Limited Partner or an Affiliate thereof or (iii) to any Permitted Transferee of such Limited Partner.

(b)            Equity Interests in Limited Partners. Notwithstanding anything to the contrary in this Agreement, the restrictions contained in this Article XII shall not apply with respect to any Transfer (including any sale or other Transfer for economic value (including by way of merger, consolidation or other similar transaction)) of any membership interests or other equity securities of a Limited Partner to any Permitted Transferee of such Limited Partner; provided that such Transfer is permitted under the terms of the A&R IRA.

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(c)            Effect of a Permitted Transfer. Following a Transfer of any Unit(s) that is permitted under this Article XII, the Transferee of such Unit(s) shall succeed to the Capital Account associated with such Unit(s) and shall receive allocations and distributions under Articles VII, VIII, IX and XI in respect of such Unit(s). Notwithstanding the foregoing, Profits, Losses and other items will be allocated between the Transferor and the Transferee according to Code Section 706. Any Limited Partner who Transfers all of his, her or its Units (i) shall cease to be a Limited Partner upon such Transfer, and (ii) shall cease to possess or have the power to exercise any rights or powers of a Limited Partner of the Partnership.

(d)            Void Transfers. Each Limited Partner acknowledges and agrees that such Limited Partner shall not Transfer any Unit(s) except in accordance with the provisions of this Article XII. Any attempted Transfer in violation of the preceding sentence shall be deemed null and void for all purposes, and the Partnership will not record any such Transfer on its books or treat any purported Transferee as the owner of such Unit(s) for any purpose.

(e)            Transfers by Limited Partners to Permitted Transferees. If any Limited Partner Transfers Units to a Permitted Transferee and an event occurs which causes such Permitted Transferee to cease to be a Permitted Transferee (as defined in this Agreement) of such Limited Partner unless, prior to such event, such Permitted Transferee Transfers such Units back to such Limited Partner or to another Permitted Transferee of such Limited Partner (but only if such Limited Partner or such Permitted Transferee of such Limited Partner has complied with the provisions of Section 12.2 herein), then, in each case, such event or Transfer shall be deemed a Transfer of Units subject to all of the restrictions on Transfers of Units set forth in this Agreement, including this Section 12.1.

(f)            Voting Agreement Restriction on Transfer. The Limited Partners shall not (and shall cause their respective Subsidiaries and Affiliates not to) enter into a Binding Commitment prior to the thirty-day anniversary of the Effective Date.

12.2            Procedures for Transfer.

(a)            Notwithstanding anything to the contrary in this Agreement, (i) no Transferee of any Unit(s) received pursuant to a Transfer (but excluding Transferees that were Limited Partners immediately prior to such a Transfer, who shall automatically become a Limited Partner with respect to any additional Units they so acquire) shall become a Limited Partner in respect of or be deemed to have any ownership rights in the Unit(s) so Transferred unless the purported Transferee is admitted as a Limited Partner as set forth in Section 12.2(b) and (ii) if requested by the Partnership, no Limited Partner may Transfer any Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Partnership an opinion of counsel reasonably acceptable in form and substance to the Partnership (which counsel will be reasonably acceptable to the Partnership) that registration under the Securities Act is not required in connection with such Transfer; provided that the Partnership shall only make such request for an opinion of counsel if the Partnership has a reasonable basis to believe that registration under the Securities Act may be required in connection with such Transfer. The Partnership shall modify the Limited Partners Schedule of the applicable Series from time to time to reflect the admittance of any such Limited Partner.

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(b)            Subject in all events to the general restrictions on Transfers contained in Sections 12.1 and 12.4, no Transfer of Unit(s) may be completed to a Person that is not already a Limited Partner until the prospective Transferee is admitted as a Limited Partner of the Partnership and the applicable Series by executing and delivering to the Partnership a written undertaking to be bound by the terms and conditions of this Agreement and the applicable Separate Series Agreement in the form of the Joinder attached as Exhibit C hereto. Upon the amendment of the applicable Limited Partners Schedule by the Partnership, such prospective Transferee shall be admitted as a Limited Partner and deemed listed as such on the books and records of the Partnership.

12.3            Legend. Any certificates or instruments representing the Units will bear the following legend:

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT AMONG THE ISSUER AND ITS PARTNERS. A COPY OF SUCH LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT AS IN EFFECT FROM TIME TO TIME WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

12.4            Limitations.

(a)            In order to permit the Partnership to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit shall be permitted or recognized by the Partnership (within the meaning of Treasury Regulations Section 1.7704-1(d)) and the Partnership shall not issue any Units if and to the extent that such Transfer or issuance would cause the Partnership to have more than 100 partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)).

(b)            Notwithstanding anything to the contrary in this Agreement, no Unit may be Transferred and the Partnership may not issue any Unit unless (i) such Transfer or issuance, as the case may be, shall not affect the Partnership’s existence or qualification as a limited liability limited partnership under the Act, (ii) such Transfer or issuance, as the case may be, shall not cause the Partnership to be classified as other than a partnership for United States federal income tax purposes, (iii) such Transfer or issuance, as the case may be, shall not result in a termination of the Partnership under Code Section 708, unless the Board determines that any such termination will not have a material adverse impact on the Limited Partners, (iv) such Transfer shall not cause all or any portion of the assets of the Partnership to constitute “plan assets” under the Employee Retirement Income Security Act of 1974, the related provisions of the Code and the respective rules and regulations promulgated thereunder, in each case as amended from time to time, and (v) such Transfer or issuance, as the case may be, shall not cause the application of the tax-exempt use property rules of Code Sections 168(g)(1)(B) and 168(h) to the Partnership or its Limited Partners.

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ARTICLE XIII
Certain Agreements

13.1            Information Rights; Confidentiality.

(a)            Information regarding the Company.

(i)            The Partnership shall not have any obligation to provide the Limited Partners with information relating to the Company or other reporting obligations relating to the Company Securities, except as expressly set forth in this Agreement.

(ii)            The Partnership shall be responsible for preparing and filing all required securities filings of the Partnership in accordance with Sections 13 or 16 of the Exchange Act, and any SEC regulations promulgated thereunder and any other applicable law or regulation such as Hart-Scott or others. The Partnership shall provide drafts of such filings to the Limited Partners in advance, give the Limited Partners reasonable time and provide comments and consider such comments in good faith. It is understood that such filings may be required to be done on very short timetables, and the amount of time for comment will have to reflect that. The Limited Partners shall provide the Partnership with all information requisite to comply with the foregoing and shall cooperate as reasonably requested so that the Partnership shall comply with law. For the avoidance of doubt, each Limited Partner shall give the Partnership advance notice of any change in facts, intentions or beneficial ownership of securities to enable the Partnership to comply with any applicable obligations, and shall indemnify and hold harmless the Partnership and each other Limited Partner for any failure to provide complete and accurate information, on a timely basis, with respect to the foregoing.

(b)            The Partners hereby waive, to the extent permitted by the Act, any right to receive audited or unaudited financial reports of the Partnership.

(c)            Confidentiality. All nonpublic information about the Partnership or the Company shall be kept confidential and, unless otherwise provided in this Agreement or consented to by the Board in writing in advance, shall not be used by the recipients thereof for any purpose other than (i) to monitor and manage their investment in the Company, and shall not be disclosed to any third party other than employees, consultants, advisors, accountants, attorneys and other representatives of such recipient on a need-to-know basis, (ii) in the case of any Limited Partner that is (or is controlled by) a private equity fund or other investment fund, the disclosure in a customary manner by such Limited Partner of any such information (with the customary level of confidentiality) to such Limited Partner’s investors and prospective investors, and (iii) subject to the next sentence, as required by applicable law, regulations, stock exchange rules or regulations, subpoena, civil investigative demand or other proceeding. Disclosure of information shall also be permitted in furtherance of any Transfer that is permitted under this Agreement, subject to such confidentiality arrangements as may be customary. The obligations of the Limited Partners hereunder shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, regulations, stock exchange rules or regulations, subpoena, civil investigative demand or other proceeding; provided that (x) as soon as reasonably practicable and to the extent legally permissible, such Limited Partner shall notify the Partnership thereof, which notice shall include the basis upon which such Limited Partner believes the information is required to be disclosed and (y) such Limited Partner shall, if requested by the Partnership and at the sole cost and expense of the Partnership, reasonably cooperate with the Partnership to protect the continued confidentiality thereof. Notwithstanding the foregoing, nothing in this Section 13.1(c) shall restrict the use or disclosure of any information by a Limited Partner that (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 13.1(c)), (b) is or has been independently developed by the Limited Partner without use (directly or indirectly) of such information or (c) is or has been made known or disclosed to the Limited Partner by a third party without a breach of any obligation of confidentiality such third party may have to the Partnership, either Limited Partner or any of their respective Affiliates.

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13.2     MPSA. For so long as Series TB continues to hold any TowerBrook Allocable Securities, the Partnership shall not consent (if the Partnership’s consent is required) to the Company agreeing to amend, terminate, modify, or waive any provision, of the MPSA without the prior written consent of the TowerBrook Partners. Notwithstanding the preceding sentence, nothing in this Agreement shall be deemed to restrict or limit in any way the right of the Ascension Entities to take any action under, or in connection with, the MPSA.

13.3     Transaction Expenses.

(a)            If part or all of the expenses incurred by the Partnership and the Limited Partners or their respective Affiliates in connection with the evaluation of the transactions contemplated by the CoyCo Transaction Agreement are not reimbursed by the Company (the “Unreimbursed Expenses Amount”), the Unreimbursed Expenses Amount shall be allocated to, and borne by, the Series pro rata to the Initial Investment Percentage of the Limited Partners associated therewith, taking into account any expenses actually paid for by the Limited Partners prior to the Effective Date. To the extent, prior to the Effective Date, a Limited Partner paid for expenses in excess of its Initial Investment Percentage pro rata share of the Unreimbursed Expenses Amount (the excess portion, the “Excess Expenses Amount”), such Limited Partner (or, if such Limited Partner is a TowerBrook Partner, TowerBrook Capital Partners, L. P. in accordance with the Services Agreement) shall be reimbursed for the Excess Expenses Amount by the other Limited Partners such that, in aggregate, the Unreimbursed Expenses Amount shall be borne pro rata to each Limited Partner’s Initial Investment Percentage, directly and through their respective Series.

(b)            [Reserved]

(c)            [Reserved]

13.4     Liabilities in connection with Transaction Agreements.

(a)            [Reserved]

(b)            [Reserved]

(c)            Following the Closing, any Liability incurred or arising in connection with the Partnership’s investment in the Company or any agreement related to the Partnership’s investment in the Company shall be borne by the Series pro rata to the Current Investment Percentages of the Limited Partners associated therewith at the time of the act or omission giving rise to such Liability; provided, however, that any Liability incurred or arising in connection with a breach or violation of the Transaction Agreements that is solely the result of an action or omission by one Limited Partner that was taken or omitted to be taken without the prior written consent of the other Limited Partners and is not expressly contemplated by this Agreement shall be borne solely by the Limited Partner or Series with which such Limited Partner is associated and the responsible Limited Partner shall indemnify the other Limited Partners for any Liability relating thereto.

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(d)            Other than in respect of any matter contemplated by this Section 13.4 (each, an “Indemnifiable Matter”) for which a Limited Partner acknowledges in writing to the other Limited Partners that (x) such Limited Partner will be responsible for 100% of the Liabilities, (y) the other Limited Partners will not be responsible for any Liability relating thereto and (z) such Limited Partner will indemnify the other Limited Partners accordingly, each Limited Partner (i) shall cooperate and consult with the other Limited Partners in respect of the defense of any litigation or other action with respect to any Indemnifiable Matter, and (ii) shall not compromise or settle any litigation or other action with respect to such Indemnifiable Matter without the prior written consent of the other Limited Partners (not to be unreasonably withheld, conditioned or delayed). A Limited Partner shall have the sole right to direct the defense of any litigation or other action with respect to an Indemnifiable Matter for which such Limited Partner acknowledges in writing to the other Limited Partners that (x) such Limited Partner will be responsible for 100% of the Liabilities, (y) the other Limited Partners will not be responsible for any Liability relating thereto and (z) such Limited Partner will indemnify the other Limited Partners accordingly.

(e)            Notwithstanding anything to the contrary in this Section 13.4, in no event shall any Limited Partner be required to share in the Liabilities for any violation of law or governmental regulation solely by any other Limited Partner, and a Limited Partner that so violates any law or governmental regulation shall indemnify and hold harmless the other Limited Partners for any Liability relating thereto.

(f)            For purposes of this Section 13.4, actions taken by the Board shall not be deemed to be taken by any particular Limited Partner, even if such Limited Partner’s designees voted in favor of the action or represent a Majority of the Board.

13.5     Consent and Waiver of Representation. The Limited Partners understand, acknowledge and agree that: (x) Covington & Burling and Wachtell, Lipton, Rosen & Katz have each previously served as counsel to separate Limited Partners; (y) any legal counsel representing one Limited Partner or representing the Partnership shall not owe any duty to or form a client relationship with any other Limited Partner (by representing the Partnership for example) unless such counsel agree to do so in writing; and (z) it shall not be a conflict for either of such firms to represent a Limited Partner and/or the Partnership at the same time without representing another Limited Partner, and the Limited Partners hereby fully consent thereto. For the avoidance of doubt, any work done by either such firm for the Partnership (such as for example filing Schedules 13D) may be paid by one Limited Partner and reimbursed by the Partnership.

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ARTICLE XIV
Miscellaneous Provisions

14.1     Notices.

(a)            All notices, requests and other communications hereunder must be in writing (which may be a writing in or attached to an email or other electronic transmission) and will be deemed to have been duly given when delivered to the recipient if delivered personally, when sent to the recipient via a nationally recognized overnight courier, when sent to the recipient via facsimile, or sent to the recipient via email, to (i) any Limited Partner, at such Limited Partner’s address, facsimile number or email address as last set forth in the Partnership’s books and records, (ii) the General Partner by nationally recognized overnight courier, c/o the General Partner at the Partnership’s principal place of business (with a copy to the Partnership’s Secretary at the Partnership’s principal place of business), and (iii) the Partnership by nationally recognized overnight courier, to the Partnership’s Secretary at the Partnership’s principal place of business (or in any case to such other address as the addressee may from time to time designate in writing to the sender).

(b)            All such notices, requests and other communications will (i) if delivered personally to the address as provided in Section 14.1(a) be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number or by email to the email address as provided in Section 14.1(a), be deemed given upon being sent and (iii) if delivered by overnight courier to the address as provided in Section 14.1(a), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 14.1).

14.2    Governing Law; Venue and Submission to Jurisdiction. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND SPECIFICALLY THE ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT (INCLUDING AGAINST ANY DIRECTOR OR OFFICER OF THE PARTNERSHIP) SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTNER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTNER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE PARTNERSHIP. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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14.3     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

14.4     No Action for Partition. No Partner shall have any right to maintain any action for partition with respect to the property of the Partnership.

14.5     No Third Party Beneficiaries. This Agreement and the Separate Series Agreement are made solely for the benefit of the parties hereto and no other Person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise, including the Company and its Subsidiaries or any creditor of the Partnership, provided, however, that the Persons described in Sections 3.2, 3.3, 3.4 and 4.3 are express third party beneficiaries of Sections 3.2, 3.3, 3.4 and 4.3.

14.6     Amendments.

(a)            With respect to the Transaction Agreements, the Limited Partners hereby agree that the Board shall have the right to amend, modify, restate, grant any waiver or agree to any change to the Transaction Agreements; provided, however, that the Board shall not approve any material amendment, modification, restatement, waiver or change without the prior written consent of both the AS Partners and the TowerBrook Partners.

(b)            The Board shall not enter into any amendment, modification, restatement, grant any waiver or agree to any change to the Services Agreement without the prior written consent of at least one (1) of the Ascension Director Designees.

(c)            Except as otherwise expressly set forth in this Agreement, and subject to Sections 5.1 and 5.3, this Agreement and the Separate Series Agreements may not be amended, modified or restated without the prior written consent of both the AS Partners and the TowerBrook Partners. Any amendment, modification or restatement with respect to which such written consent is obtained shall be binding upon the Partnership, the General Partner and each Limited Partner.

14.7     Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of any provision of this Agreement or the Separate Series Agreement. Unless the context requires otherwise, all references in this Agreement to Sections, Articles, Exhibits or Schedules shall be deemed to mean and refer to Sections, Articles, Exhibits or Schedules of or to this Agreement.

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14.8     Binding Effect. Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

14.9     Counterparts; Facsimile or Email. This Agreement may be executed in multiple counterparts (and may be transmitted via facsimile or email), each of which shall be deemed to be an original and shall be binding upon the Partner who executed the same, but all of such counterparts shall constitute the same agreement.

14.10  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

14.11  Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to seek injunction or other suitable remedy, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement or the Separate Series Agreement and to exercise all other rights existing in its favor. The Partners agree and acknowledge that money damages may not be an adequate remedy for a breach or threatened breach of any provision hereof and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief to enforce or prevent any violations of the provisions of this Agreement. The remedies of the Limited Partners under this Agreement are cumulative and shall not exclude any other remedies to which the Limited Partners may be lawfully entitled.

14.12  Business Days. If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, Sunday or holiday in the state in which the Partnership’s chief executive office is located, the time period shall be automatically extended to the Business Day immediately following such Saturday, Sunday or holiday.

14.13  No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, the parties intend that this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

14.14  Entire Agreement and Incorporation by Reference. Except as otherwise expressly set forth in this Agreement, this Agreement, the Separate Series Agreements and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties or their Affiliates or representatives, written or oral, which may have related to the subject matter of this Agreement in any way, including any term sheet or other summary of terms relating to this Agreement.

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14.15  Mergers and Consolidations. Notwithstanding any provision herein to the contrary, any merger or consolidation of the Partnership with or into another entity shall require the approval of the AS Partners and the TowerBrook Partners. The approval of any such merger or consolidation as provided in the immediately preceding sentence shall be deemed to meet all of the requirements of approval by the Partners of a merger or consolidation, as the case may be, for purposes of the Act, including Section 17-211 of the Act.

14.16  Conflicting Agreements. Each Partner represents that such Partner has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Partner shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

*  *  *  *

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IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Limited Partnership Agreement of TCP-ASC ACHI Series LLLP as of the date first above written.

GENERAL PARTNER:

TCP-ASC GP, LLC

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Vice President

LIMITED PARTNERS:

TI IV ACHI Holdings, LP

By: TI IV ACHI Holdings GP, LLC
Its: General Partner

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Vice President

ASCENSION HEALTH ALLIANCE D/B/A ASCENSION

By:	/s/ Christine McCoy
Name: Christine McCoy
Title: Executive Vice President & General Counsel

Schedule A

TCP-ASC achi Series LLLP
LIST OF OFFICERS
(as of June 21, 2022)

Title	Name
President	Evan Goldman
Vice President	Joseph Impicciche
Vice President & Secretary	Glenn Miller
Treasurer	Jennifer Glassman

Schedule B

TCP-ASC ACHI SERIES LLLP
LIMITED PARTNERS SCHEDULE
(as of June 21, 2022)

Limited Partner & Address	Units of Applicable Series	Initial Investment Percentage
TI IV ACHI Holdings, LP c/o TowerBrook Capital Partners L.P. Park Avenue Tower 65 East 55th St, 27th Floor New York, NY 10022	55 Common Units of Series TB	55.0%
Ascension Health Alliance 101 S. Hanley Road, Suite 450 St. Louis, MO 63105	45 Common Units of Series AS	45.0%

Schedule C

TCP-ASC ACHI SERIES LLLP
LIMITED PARTNERS SCHEDULE
(as of February 16, 2016)

Limited Partner & Address	Initial Capital Contribution	Units of Applicable Series	Initial Investment Percentage
TI IV ACHI Holdings, LP c/o TowerBrook Capital Partners L.P. Park Avenue Tower 65 East 55th St, 27th Floor New York, NY 10022	$110.0 million	55 Common Units of Series TB	55.0%
Ascension Health Alliance 101 S. Hanley Road, Suite 450 St. Louis, MO 63105	$90.0 million	45 Common Units of Series AS	45.0%

Exhibit A

Series TB

Separate Series Agreement

A-1

EXECUTION VERSION

separate series agreement

OF

TCP-ASC ACHI LLLP, SERIES TB

DATED AS OF DECEMBER 7, 2015

		Page

Article I
NEW SERIES

Section 1.01.	Creation of New Series	1

Article II DEFINED TERMS

Section 2.01.	Definitions	2
Section 2.02.	Reference to Schedules	2

Article III CAPITAL

Section 3.01.	Capital Accounts	2
Section 3.02.	Return of Capital	4
Section 3.03.	No Interest on Capital Contribution	4

Article IV ALLOCATIONS

Section 4.01.	Calculation of Profits and Losses	4
Section 4.02.	Allocation of Profits and Losses and Capital Account Maintenance	4

Article V ADMISSIONS AND WITHDRAWALS OF LIMITED PARTNERS

Section 5.01.	Admissions of Limited Partners	6
Section 5.02.	Withdrawals of Limited Partners	6

Article VI COMPANY EXPENSES, BOOKS AND RECORDS, TAX MATTERS

Section 6.01.	Fees and Expenses	6
Section 6.02.	Records and Information	6

Article VII MISCELLANEOUS PROVISIONS

Section 7.01.	Notices	7
Section 7.02.	Entire Agreement and Incorporation by Reference	7
Section 7.03.	Governing Law; Jurisdiction	7
Section 7.04.	Amendments	8
Section 7.05.	Severability	8
Section 7.06.	Further Assurances	8

-i-

Section 7.07.	Binding Effect	8
Section 7.08.	Waivers	8
Section 7.09.	Third Parties	8
Section 7.10.	Counterparts; Facsimile or Email	9
Section 7.11.	Classification for United States Tax Purposes	9

Schedule A	Name and Address of Limited Partner
Schedule B	Limited Partners Schedule

-ii-

Separate sERIES AGREEMENT

OF

TCP-ASC ACHI LLLP, Series TB

THIS SEPARATE SERIES AGREEMENT, dated as of December 7, 2015 (this “Separate Series Agreement”), is entered into by and between the undersigned.

WITNESSETH:

WHEREAS, TCP-ASC ACHI Series LLLP (the “Partnership”) was heretofore formed as a Delaware series limited liability limited partnership and is governed under and pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17-101 et seq., as amended from time to time (the “Act”) and the Master Agreement (as defined below);

WHEREAS, pursuant to Section 17-218 of the Act and Section 2.6 of the Master Agreement, the Board established a new Series, designated TCP-ASC ACHI LLLP, Series TB (the “New Series”), on December 7, 2015; and

WHEREAS, it is intended by the parties hereto that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the New Series be enforceable only against the assets of the New Series, and not against the assets of the Partnership generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other Series shall be enforceable against the assets of the New Series.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I
NEW SERIES

Section 1.01.         Creation of New Series. Subject to Section 5.4 of the Master Agreement, in accordance with Section 2.6 of the Master Agreement, the Board established the New Series, which is a “Series” for purposes of the Master Agreement. For all purposes of the Act, this Separate Series Agreement together with the series agreements of all other “Series” established by the Partnership and the Master Agreement constitute the “partnership agreement” of the Partnership within the meaning of the Act, and all parties to this Separate Series Agreement hereby agree to be bound by all the terms of the Master Agreement. This Separate Series Agreement is incorporated by reference into the Master Agreement. The terms and provisions of this Separate Series Agreement may have the effect of altering, supplementing or amending the terms and provisions of the Master Agreement. To the extent that any of the terms or provisions of this Separate Series Agreement conflict with any of the terms or provisions of the Master Agreement, the terms of the Master Agreement shall control.

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Article II
DEFINED TERMS

Section 2.01.         Definitions. Terms used but not defined herein shall have the meaning assigned thereto in the Limited Liability Limited Partnership Agreement of the Partnership, dated as of December 7, 2015 (as amended from time to time, the “Master Agreement”). As used herein, the following terms shall have the following meanings.

“Act” has the meaning set forth in the Recitals.

“Capital Account” has the meaning set forth in Section 3.01(a).

“Limited Partner” or “Limited Partners” means, for purposes of this Separate Series Agreement, a Limited Partner who holds Units in this New Series, in such amounts and with such Capital Contributions as set forth in Schedule B to this Separate Series Agreement, as well as each Limited Partner who is hereby admitted as Limited Partner of the New Series in accordance with the terms of the Master Agreement and this Separate Series Agreement.

“New Series” has the meaning set forth in recitals.

“Partnership” has the meaning set forth in the recitals.

“Separate Series Agreement” has the meaning set forth in the preamble.

Section 2.02.         Reference to Schedules. The Board shall maintain and revise from time to time all schedules referred to in this Separate Series Agreement in accordance with this Separate Series Agreement. Notwithstanding anything in Section 14.6 of the Master Agreement to the contrary, any such revision shall not be deemed an amendment to this Separate Series Agreement, and shall not require any act, vote or approval of any Person. The New Series shall not be obligated by this Separate Series Agreement to distribute to the Limited Partners copies of such schedules.

Article III
CAPITAL

Section 3.01.         Capital Accounts.

(a)            The New Series shall maintain separate capital accounts (a “Capital Account”) for each Limited Partner in accordance with the following provisions:

(i)            Such Capital Account shall be increased by the cash amount or Book Value of any property contributed by such Limited Partner to the New Series pursuant to this Separate Series Agreement, such Limited Partner’s allocable share of Profits and any items in the nature of income or gains that are specially allocated to such Limited Partner pursuant to Section 4.02, and the amount of any liabilities of the Series assumed by such Limited Partner or that are secured by any property distributed to such Limited Partner.

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(ii)            Such Capital Account shall be decreased by the cash amount or Book Value of any property distributed to such Limited Partner pursuant to this Separate Series Agreement, such Limited Partner’s allocable share of Losses and any items in the nature of deductions or losses that are specially allocated to such Limited Partner pursuant to Section 4.02 and the amount of any liabilities of such Limited Partner assumed by the New Series or that are secured by any property contributed by such Limited Partner to the New Series.

(iii)           If any Unit is Transferred in accordance with Article XII of the Master Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Unit.

Upon any revaluation described in paragraph (B) of the definition of “Book Value” in Section 1.1 of the Master Agreement, the Capital Accounts of the Limited Partners shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f). The foregoing provisions and the other provisions of this Separate Series Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.

(b)            Definition of Profits and Losses. “Profits” and “Losses” mean, for each Taxable Year or other period, an amount equal to the New Series’ taxable income or loss, respectively, for such Taxable Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(c)            The computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(d)            If the Book Value of any New Series property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property (provided that if the Book Value of any Partnership property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(i), the allocation of gain or loss shall be made immediately prior to the related acquisition of the interest in the Partnership).

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(e)            Items of income, gain, loss or deduction attributable to the disposition of New Series property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(f)            Items of depreciation, amortization and other cost recovery deductions with respect to Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(g)            To the extent an adjustment to the adjusted tax basis of any New Series property pursuant to Code Section 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); provided, however, that amounts otherwise taken into account for purposes of Section 4.02 shall not be taken into account again hereunder.

Section 3.02.         Return of Capital. Except upon the dissolution of the Partnership or the termination of the New Series or as otherwise provided herein or in the Master Agreement, no Limited Partner shall have the right to resign or withdraw from the Partnership or this New Series or to demand or to receive the return of all or any part of its Capital Account or its Capital Contributions.

Section 3.03.         No Interest on Capital Contribution. No Limited Partner shall be paid interest on any of its Capital Contributions or on its Capital Accounts.

Article IV
ALLOCATIONS

Section 4.01.         Calculation of Profits and Losses. The profits and losses of the New Series shall be determined for each fiscal year in accordance with U.S. generally accepted accounting principles in effect from time to time.

Section 4.02.         Allocation of Profits and Losses and Capital Account Maintenance.

(a)            If at any time the New Series has only one Limited Partner, all items of income, gain, loss and deduction shall be allocated to the sole Limited Partner, and none of the other provisions set forth in this Section 4.02 shall apply.

(b)            If a new Limited Partner or new Limited Partners are admitted by the Board (to the extent permitted in the Master Agreement), Section 4.02(a) shall not apply. Except as otherwise set forth in this Section 4.02, for Capital Account purposes, all items of income, gain, loss and deduction shall be allocated among the Limited Partners in a manner such that if the Partnership were dissolved, its affairs wound up and its assets distributed to the Limited Partners in accordance with their respective Capital Account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to Section 3.01(a).

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(c)            For federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Limited Partners in accordance with the allocations of the corresponding items for Capital Account purposes under this Section 4.02, except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder (including, but not limited to, Treasury Regulations Section 1.704-1(b)(4)(i)).

(d)            Notwithstanding any provision of this Section 4.02, no item of deduction or loss shall be allocated to a Limited Partner to the extent that such allocation would cause a negative balance in such Limited Partner’s Capital Account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the sum of (i) the amount that such Limited Partner would be required to reimburse the Partnership pursuant to this Separate Series Agreement or under applicable law, and (ii) the amount that such Limited Partner is deemed obligated to reimburse pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5). If some but not all of the Limited Partners would have such excess Capital Account deficits as a consequence of such allocation of loss or deduction, the limitation set forth in this Section 4.02(d) shall be applied on a Limited Partner-by-Limited Partner basis so as to allocate the maximum permissible deduction or loss to each Limited Partner under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). If any loss or deduction shall be specially allocated to a Limited Partner pursuant to the preceding sentence, an equal amount of income of the Partnership shall be specially allocated to such Limited Partner prior to any allocation pursuant to Section 4.02(b).

(e)            If any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its Capital Account in excess of that permitted under Section 4.02(d) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 4.02(e) shall be taken into account in computing subsequent allocations pursuant to this Section 4.02 so that the net amount of any items so allocated and all other items allocated to each Limited Partner pursuant to this Section 4.02 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Limited Partner pursuant to the provisions of this Section 4.02 if such unexpected adjustments, allocations or distributions had not occurred.

(f)            If the Partnership incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Treasury Regulations Sections 1.704-1(b)(4)(iv) and 1.704-2.

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(g)            The Board may determine, in its sole discretion, to adjust the Capital Accounts of the Limited Partners (i) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value (as determined by the Board in good faith) of Partnership property whenever Limited Partnership Units are relinquished to the Partnership, whenever additional Limited Partnership Units are issued pursuant to Section 5.2 of the Master Agreement, whenever new Limited Partnership Units are issued in respect of additional Capital Contributions pursuant to Section 5.3 of the Master Agreement, whenever a new Limited Partner is admitted to the Partnership in accordance with Section 5.4 of the Master Agreement and Section 5.01 of this Separate Series Agreement, upon any termination of the Partnership within the meaning of Section 708 of the Code, and when the Partnership is liquidated pursuant to Article X of the Master Agreement, and (ii) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) in the case of a distribution of any property (other than cash).

(h)            All elections, decisions and other matters concerning the allocation of profits, gains and losses among the Limited Partners, and accounting procedures, not specifically and expressly provided for by the terms of this Separate Series Agreement, shall be determined by the Board in good faith. Such determination made in good faith by the Board shall, absent manifest error, be final and conclusive as to all Limited Partners.

Article V
ADMISSIONS AND WITHDRAWALS OF LIMITED PARTNERS

Section 5.01.         Admissions of Limited Partners. The Board may from time to time admit additional Limited Partners to the New Series, or may permit the Limited Partner to withdraw or resign from the New Series, only as provided and to the extent permitted in the Master Agreement. Any additional Limited Partners admitted by the Board may be issued Units, and shall make a Capital Contribution as determined by the Board as provided and to the extent permitted in the Master Agreement. If a new Limited Partner or new Limited Partners are admitted by the Board, this Separate Series Agreement shall be amended to address the fact that the New Series has multiple Limited Partners, including provisions addressing the new classification of the New Series as a partnership (rather than a disregarded entity) for U.S. tax purposes.

Section 5.02.         Withdrawals of Limited Partners. In accordance with Section 4.4(b) of the Master Agreement, if the New Series ceases to hold any Company Securities, the Board shall cause, at its sole discretion, either (a) the Limited Partners to withdraw from the New Series and the termination of the New Series, or (b) the winding-down and liquidation of the Partnership.

Article VI
COMPANY EXPENSES; BOOKS AND RECORDS; TAX MATTERS

Section 6.01.         Fees and Expenses. The Board may, acting in its good-faith discretion, reserve amounts to pay the Partnership’s organizational, administrative and operating expenses, contingent liabilities and fees before any distributions are made to the Limited Partners.

Section 6.02.         Records and Information. The books and records of the New Series shall be maintained at the principal office and place of business of the New Series.

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Article VII
MISCELLANEOUS PROVISIONS

Section 7.01.         Notices.

(a)            All notices, requests and other communications hereunder must be in writing (which may be a writing in or attached to an email or other electronic transmission) and will be deemed to have been duly given when delivered to the recipient if delivered personally, when sent to the recipient via a nationally recognized overnight courier, when sent to the recipient via facsimile, or sent to the recipient via email, to the Limited Partner at the address given for such Limited Partner on Schedule A to this Separate Series Agreement or such other address as such Limited Partner may specify by notice to the Partnership or the Series.

(b)            All such notices, requests and other communications will (i) if delivered personally to the address as provided in Section 7.01(a) be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number or by email to the email address as provided in Section 7.01(a), be deemed given upon being sent and (iii) if delivered by overnight courier to the address as provided in Section 7.01(a), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 7.01).

Section 7.02.         Entire Agreement and Incorporation by Reference. Except as otherwise expressly set forth in this Separate Series Agreement, this Separate Series Agreement, the Master Agreement and the other agreements referred to in the Master Agreement embody the complete agreement and understanding between the parties to this Separate Series Agreement with respect to the subject matter of this Separate Series Agreement and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter of this Separate Series Agreement in any way, including any term sheet or other summary of terms relating to this Separate Series Agreement.

Section 7.03.         Governing Law; Jurisdiction. ALL ISSUES AND QUESTIONS CONERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS SEPARATE SERIES AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS SEPARATE SERIES AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND SPECIFICALLY THE ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS SEPARATE SERIES AGREEMENT (INCLUDING AGAINST ANY DIRECTOR OR OFFICER OF THE PARTNERSHIP) SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTNER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTNER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE PARTNERSHIP. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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Section 7.04.         Amendments. Notwithstanding any provision herein to the contrary, this Separate Series Agreement may only be amended pursuant to Section 14.6 of the Master Agreement.

Section 7.05.         Severability. Whenever possible, each provision of this Separate Series Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Separate Series Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Separate Series Agreement.

Section 7.06.         Further Assurances. In connection with this Separate Series Agreement and the transactions contemplated hereby, each Limited Partner shall execute and deliver any additional documents and instruments and perform any additional acts that the Board determines to be necessary or appropriate to effectuate and perform the provisions of this Separate Series Agreement and those transactions.

Section 7.07.         Binding Effect. Except as otherwise provided to the contrary in this Separate Series Agreement, this Separate Series Agreement shall be binding upon and inure to the benefit of the Limited Partners, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

Section 7.08.         Waivers. No waiver of any breach of any of the terms of this Separate Series Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 7.09.         Third Parties. This Separate Series Agreement is made solely for the benefit of the parties hereto and no other Person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Separate Series Agreement as a third-party beneficiary or otherwise, including the Company and its Subsidiaries or any creditor of the Partnership.

8

Section 7.10.         Counterparts; Facsimile or Email. This Separate Series Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Limited Partner who executed the same, but all of such counterparts shall constitute the same agreement.

Section 7.11.         Classification for United States Tax Purposes. The New Series shall be classified as a disregarded entity for United States tax purposes.

[SIGNATURE PAGE FOLLOWS]

9

IN WITNESS WHEREOF, the parties hereto have executed this Separate Series Agreement as of the date first-above stated.

TCP-ASC ACHI SERIES LLLP

By:	TCP-ASC GP, LLC
Its:	General Partner

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Vice President

LIMITED PARTNER:

TI IV ACHI HOLDINGS, LP

By:	TI IV ACHI Holdings GP, LLC
Its:	General Partner

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Vice President

SCHEDULE A

NAME AND ADDRESS OF LIMITED PARTNER

Name	Address

TI IV ACHI Holdings, LP	c/o TowerBrook Capital Partners L.P. Park East Avenue Tower 65 East 55th St, 27th Floor New York, NY 10022 Attn: Glenn Miller and Evan Goldman

A-11

SCHEDULE B
LIMITED PARTNERS SCHEDULE

Name	Capital Contribution	Limited Partnership Units

TI IV ACHI Holdings, LP	0	55

B-12

Exhibit B

Series AS

Separate Series Agreement

B-1

EXECUTION VERSION

separate series agreement

OF

TCP-ASC ACHI LLLP, SERIES AS

DATED AS OF DECEMBER 7, 2015

		Page

Article I
NEW SERIES

Section 1.01.	Creation of New Series	1

Article II
DEFINED TERMS

Section 2.01.	Definitions	2
Section 2.02.	Reference to Schedules	2

Article III
CAPITAL

Section 3.01.	Capital Accounts	2
Section 3.02.	Return of Capital	4
Section 3.03.	No Interest on Capital Contribution	4

Article IV
ALLOCATIONS

Section 4.01.	Calculation of Profits and Losses	4
Section 4.02.	Allocation of Profits and Losses and Capital Account Maintenance	4

Article V
ADMISSIONS AND WITHDRAWALS OF LIMITED PARTNERS

Section 5.01.	Admissions of Limited Partners.	6
Section 5.02.	Withdrawals of Limited Partners.	6

Article VI
COMPANY EXPENSES; BOOKS AND RECORDS; TAX MATTERS

Section 6.01.	Fees and Expenses	6
Section 6.02.	Records and Information	6

Article VII
MISCELLANEOUS PROVISIONS

Section 7.01.	Notices	7
Section 7.02.	Entire Agreement and Incorporation by Reference	7
Section 7.03.	Governing Law; Jurisdiction	7
Section 7.04.	Amendments	8
Section 7.05.	Severability	8
Section 7.06.	Further Assurances	8

-i-

Section 7.07.	Binding Effect	8
Section 7.08.	Waivers	8
Section 7.09.	Third Parties	8
Section 7.10.	Counterparts; Facsimile or Email	9
Section 7.11.	Classification for United States Tax Purposes	9

Schedule A Name and Address of Limited Partner
Schedule B Limited Partners Schedule

-ii-

Separate sERIES AGREEMENT

OF

TCP-ASC ACHI LLLP, Series AS

THIS SEPARATE SERIES AGREEMENT, dated as of December 7, 2015 (this “Separate Series Agreement”), is entered into by and between the undersigned.

WITNESSETH:

WHEREAS, TCP-ASC ACHI Series LLLP (the “Partnership”) was heretofore formed as a Delaware series limited liability limited partnership and is governed under and pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101 et seq., as amended from time to time (the “Act”) and the Master Agreement (as defined below);

WHEREAS, pursuant to Section 17-218 of the Act and Section 2.6 of the Master Agreement, the Board established a new Series, designated TCP-ASC ACHI LLLP, Series AS (the “New Series”), on December 7, 2015; and

WHEREAS, it is intended by the parties hereto that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the New Series be enforceable only against the assets of the New Series, and not against the assets of the Partnership generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other Series shall be enforceable against the assets of the New Series.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I
NEW SERIES

Section 1.01.         Creation of New Series. Subject to Section 5.4 of the Master Agreement, in accordance with Section 2.6 of the Master Agreement, the Board established the New Series, which is a “Series” for purposes of the Master Agreement. For all purposes of the Act, this Separate Series Agreement together with the series agreements of all other “Series” established by the Partnership and the Master Agreement constitute the “partnership agreement” of the Partnership within the meaning of the Act, and all parties to this Separate Series Agreement hereby agree to be bound by all the terms of the Master Agreement. This Separate Series Agreement is incorporated by reference into the Master Agreement. The terms and provisions of this Separate Series Agreement may have the effect of altering, supplementing or amending the terms and provisions of the Master Agreement. To the extent that any of the terms or provisions of this Separate Series Agreement conflict with any of the terms or provisions of the Master Agreement, the terms of the Master Agreement shall control.

1

Article II
DEFINED TERMS

Section 2.01.         Definitions. Terms used but not defined herein shall have the meaning assigned thereto in the Limited Liability Limited Partnership Agreement of the Partnership, dated as of December 7, 2015 (as amended from time to time, the “Master Agreement”). As used herein, the following terms shall have the following meanings.

“Act” has the meaning set forth in the Recitals.

“Capital Account” has the meaning set forth in Section 3.01(a).

“Limited Partner” or “Limited Partners” means, for purposes of this Separate Series Agreement, a Limited Partner who holds Units in this New Series, in such amounts and with such Capital Contributions as set forth in Schedule B to this Separate Series Agreement, as well as each Limited Partner who is hereby admitted as Limited Partner of the New Series in accordance with the terms of the Master Agreement and this Separate Series Agreement.

“New Series” has the meaning set forth in recitals.

“Partnership” has the meaning set forth in the recitals.

“Separate Series Agreement” has the meaning set forth in the preamble.

Section 2.02.         Reference to Schedules. The Board shall maintain and revise from time to time all schedules referred to in this Separate Series Agreement in accordance with this Separate Series Agreement. Notwithstanding anything in Section 14.6 of the Master Agreement to the contrary, any such revision shall not be deemed an amendment to this Separate Series Agreement, and shall not require any act, vote or approval of any Person. The New Series shall not be obligated by this Separate Series Agreement to distribute to the Limited Partners copies of such schedules.

Article III
CAPITAL

Section 3.01.         Capital Accounts.

(a)            The New Series shall maintain separate capital accounts (a “Capital Account”) for each Limited Partner in accordance with the following provisions:

(i)            Such Capital Account shall be increased by the cash amount or Book Value of any property contributed by such Limited Partner to the New Series pursuant to this Separate Series Agreement, such Limited Partner’s allocable share of Profits and any items in the nature of income or gains that are specially allocated to such Limited Partner pursuant to Section 4.02, and the amount of any liabilities of the Series assumed by such Limited Partner or that are secured by any property distributed to such Limited Partner.

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(ii)            Such Capital Account shall be decreased by the cash amount or Book Value of any property distributed to such Limited Partner pursuant to this Separate Series Agreement, such Limited Partner’s allocable share of Losses and any items in the nature of deductions or losses that are specially allocated to such Limited Partner pursuant to Section 4.02 and the amount of any liabilities of such Limited Partner assumed by the New Series or that are secured by any property contributed by such Limited Partner to the New Series.

(iii)            If any Unit is Transferred in accordance with Article XII of the Master Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Unit.

Upon any revaluation described in paragraph (B) of the definition of “Book Value” in Section 1.1 of the Master Agreement, the Capital Accounts of the Limited Partners shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f). The foregoing provisions and the other provisions of this Separate Series Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.

(b)            Definition of Profits and Losses. “Profits” and “Losses” mean, for each Taxable Year or other period, an amount equal to the New Series’ taxable income or loss, respectively, for such Taxable Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(c)            The computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(d)            If the Book Value of any New Series property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property (provided that if the Book Value of any Partnership property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(i), the allocation of gain or loss shall be made immediately prior to the related acquisition of the interest in the Partnership).

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(e)            Items of income, gain, loss or deduction attributable to the disposition of New Series property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(f)            Items of depreciation, amortization and other cost recovery deductions with respect to Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(g)            To the extent an adjustment to the adjusted tax basis of any New Series property pursuant to Code Section 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); provided, however, that amounts otherwise taken into account for purposes of Section 4.02 shall not be taken into account again hereunder.

Section 3.02.         Return of Capital. Except upon the dissolution of the Partnership or the termination of the New Series or as otherwise provided herein or in the Master Agreement, no Limited Partner shall have the right to resign or withdraw from the Partnership or this New Series or to demand or to receive the return of all or any part of its Capital Account or its Capital Contributions.

Section 3.03.         No Interest on Capital Contribution. No Limited Partner shall be paid interest on any of its Capital Contributions or on its Capital Accounts.

Article IV
ALLOCATIONS

Section 4.01.         Calculation of Profits and Losses. The profits and losses of the New Series shall be determined for each fiscal year in accordance with U.S. generally accepted accounting principles in effect from time to time.

Section 4.02.         Allocation of Profits and Losses and Capital Account Maintenance.

(a)            If at any time the New Series has only one Limited Partner, all items of income, gain, loss and deduction shall be allocated to the sole Limited Partner, and none of the other provisions set forth in this Section 4.02 shall apply.

(b)            If a new Limited Partner or new Limited Partners are admitted by the Board (to the extent permitted in the Master Agreement), Section 4.02(a) shall not apply. Except as otherwise set forth in this Section 4.02, for Capital Account purposes, all items of income, gain, loss and deduction shall be allocated among the Limited Partners in a manner such that if the Partnership were dissolved, its affairs wound up and its assets distributed to the Limited Partners in accordance with their respective Capital Account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to Section 3.01(a).

4

(c)            For federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Limited Partners in accordance with the allocations of the corresponding items for Capital Account purposes under this Section 4.02, except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder (including, but not limited to, Treasury Regulations Section 1.704-1(b)(4)(i)).

(d)            Notwithstanding any provision of this Section 4.02, no item of deduction or loss shall be allocated to a Limited Partner to the extent that such allocation would cause a negative balance in such Limited Partner’s Capital Account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the sum of (i) the amount that such Limited Partner would be required to reimburse the Partnership pursuant to this Separate Series Agreement or under applicable law, and (ii) the amount that such Limited Partner is deemed obligated to reimburse pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5). If some but not all of the Limited Partners would have such excess Capital Account deficits as a consequence of such allocation of loss or deduction, the limitation set forth in this Section 4.02(d) shall be applied on a Limited Partner-by-Limited Partner basis so as to allocate the maximum permissible deduction or loss to each Limited Partner under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). If any loss or deduction shall be specially allocated to a Limited Partner pursuant to the preceding sentence, an equal amount of income of the Partnership shall be specially allocated to such Limited Partner prior to any allocation pursuant to Section 4.02(b).

(e)            If any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its Capital Account in excess of that permitted under Section 4.02(d) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 4.02(e) shall be taken into account in computing subsequent allocations pursuant to this Section 4.02 so that the net amount of any items so allocated and all other items allocated to each Limited Partner pursuant to this Section 4.02 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Limited Partner pursuant to the provisions of this Section 4.02 if such unexpected adjustments, allocations or distributions had not occurred.

(f)            If the Partnership incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Treasury Regulations Sections 1.704-1(b)(4)(iv) and 1.704-2.

5

(g)            The Board may determine, in its sole discretion, to adjust the Capital Accounts of the Limited Partners (i) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value (as determined by the Board in good faith) of Partnership property whenever Limited Partnership Units are relinquished to the Partnership, whenever additional Limited Partnership Units are issued pursuant to Section 5.2 of the Master Agreement, whenever new Limited Partnership Units are issued in respect of additional Capital Contributions pursuant to Section 5.3 of the Master Agreement, whenever a new Limited Partner is admitted to the Partnership in accordance with Section 5.4 of the Master Agreement and Section 5.01 of this Separate Series Agreement, upon any termination of the Partnership within the meaning of Section 708 of the Code, and when the Partnership is liquidated pursuant to Article X of the Master Agreement, and (ii) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) in the case of a distribution of any property (other than cash).

(h)            All elections, decisions and other matters concerning the allocation of profits, gains and losses among the Limited Partners, and accounting procedures, not specifically and expressly provided for by the terms of this Separate Series Agreement, shall be determined by the Board in good faith. Such determination made in good faith by the Board shall, absent manifest error, be final and conclusive as to all Limited Partners.

Article V
ADMISSIONS AND WITHDRAWALS OF LIMITED PARTNERS

Section 5.01.         Admissions of Limited Partners. The Board may from time to time admit additional Limited Partners to the New Series, or may permit the Limited Partner to withdraw or resign from the New Series, only as provided and to the extent permitted in the Master Agreement. Any additional Limited Partners admitted by the Board may be issued Units, and shall make a Capital Contribution as determined by the Board as provided and to the extent permitted in the Master Agreement. If a new Limited Partner or new Limited Partners are admitted by the Board, this Separate Series Agreement shall be amended to address the fact that the New Series has multiple Limited Partners, including provisions addressing the new classification of the New Series as a partnership (rather than a disregarded entity) for U.S. tax purposes.

Section 5.02.         Withdrawals of Limited Partners. In accordance with Section 4.4(b) of the Master Agreement, if the New Series ceases to hold any Company Securities, the Board shall cause, at its sole discretion, either (a) the Limited Partners to withdraw from the New Series and the termination of the New Series, or (b) the winding-down and liquidation of the Partnership.

Article VI
COMPANY EXPENSES; BOOKS AND RECORDS; TAX MATTERS

Section 6.01.         Fees and Expenses. The Board may, acting in its good-faith discretion, reserve amounts to pay the Partnership’s organizational, administrative and operating expenses, contingent liabilities and fees before any distributions are made to the Limited Partners.

Section 6.02.         Records and Information. The books and records of the New Series shall be maintained at the principal office and place of business of the New Series.

6

Article VII
MISCELLANEOUS PROVISIONS

Section 7.01.         Notices.

(a)            All notices, requests and other communications hereunder must be in writing (which may be a writing in or attached to an email or other electronic transmission) and will be deemed to have been duly given when delivered to the recipient if delivered personally, when sent to the recipient via a nationally recognized overnight courier, when sent to the recipient via facsimile, or sent to the recipient via email, to the Limited Partner at the address given for such Limited Partner on Schedule A to this Separate Series Agreement or such other address as such Limited Partner may specify by notice to the Partnership or the Series.

(b)            All such notices, requests and other communications will (i) if delivered personally to the address as provided in Section 7.01(a) be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number or by email to the email address as provided in Section 7.01(a), be deemed given upon being sent and (iii) if delivered by overnight courier to the address as provided in Section 7.01(a), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 7.01).

Section 7.02.         Entire Agreement and Incorporation by Reference. Except as otherwise expressly set forth in this Separate Series Agreement, this Separate Series Agreement, the Master Agreement and the other agreements referred to in the Master Agreement embody the complete agreement and understanding between the parties to this Separate Series Agreement with respect to the subject matter of this Separate Series Agreement and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter of this Separate Series Agreement in any way, including any term sheet or other summary of terms relating to this Separate Series Agreement.

Section 7.03.         Governing Law; Jurisdiction. ALL ISSUES AND QUESTIONS CONERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS SEPARATE SERIES AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS SEPARATE SERIES AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND SPECIFICALLY THE ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS SEPARATE SERIES AGREEMENT (INCLUDING AGAINST ANY DIRECTOR OR OFFICER OF THE PARTNERSHIP) SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTNER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTNER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE PARTNERSHIP. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

7

Section 7.04.         Amendments. Notwithstanding any provision herein to the contrary, this Separate Series Agreement may only be amended pursuant to Section 14.6 of the Master Agreement.

Section 7.05.         Severability. Whenever possible, each provision of this Separate Series Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Separate Series Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Separate Series Agreement.

Section 7.06.         Further Assurances. In connection with this Separate Series Agreement and the transactions contemplated hereby, each Limited Partner shall execute and deliver any additional documents and instruments and perform any additional acts that the Board determines to be necessary or appropriate to effectuate and perform the provisions of this Separate Series Agreement and those transactions.

Section 7.07.         Binding Effect. Except as otherwise provided to the contrary in this Separate Series Agreement, this Separate Series Agreement shall be binding upon and inure to the benefit of the Limited Partners, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

Section 7.08.         Waivers. No waiver of any breach of any of the terms of this Separate Series Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 7.09.         Third Parties. This Separate Series Agreement is made solely for the benefit of the parties hereto and no other Person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Separate Series Agreement as a third-party beneficiary or otherwise, including the Company and its Subsidiaries or any creditor of the Partnership.

8

Section 7.10.         Counterparts; Facsimile or Email. This Separate Series Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Limited Partner who executed the same, but all of such counterparts shall constitute the same agreement.

Section 7.11.         Classification for United States Tax Purposes. The New Series shall be classified as a disregarded entity for United States tax purposes.

[SIGNATURE PAGE FOLLOWS]

9

IN WITNESS WHEREOF, the parties hereto have executed this Separate Series Agreement as of the date first-above stated.

TCP-ASC ACHI SERIES LLLP

By:	TCP-ASC GP, LLC
Its:	General Partner

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Vice President

LIMITED PARTNER:

ASCENSION HEALTH ALLIANCE D/B/A ASCENSION

By:	/s/ Christine McCoy
	Name:	Christine McCoy
	Title:	Executive Vice President & General Counsel

SCHEDULE A

NAME AND ADDRESS OF LIMITED PARTNER

Name	Address
Ascension Health Alliance	101 S. Hanley Road Suite 450 St. Louis, MO 63105

A-11

SCHEDULE B
LIMITED PARTNERS SCHEDULE

Name	Capital Contribution	Limited Partnership Units

Ascension Health Alliance	0	45

B-12

 Exhibit C

FORM OF JOINDER TO
AMENDED AND RESTATED SERIES LIMITED LIABILITY LIMITED
PARTNERSHIP AGREEMENT

THIS JOINDER (this “Joinder”) to the Amended and Restated Series Limited Liability Limited Partnership Agreement of TCP-ASC ACHI Series LLLP, a Delaware series limited liability limited partnership (the “Partnership”), dated as of June 21, 2022, as amended or restated from time to time, by and among the Partners of the Partnership (the “Agreement”), is made and entered into as of _________ by and between the Partnership and ________________ (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on _____________, Holder has acquired ______ [Common Units of TCP-ASC ACHI Series LLLP] from _____________ and the Agreement, the applicable Separate Series Agreement and the Partnership require Holder, as a holder of such [Common Units], to become a party to the Agreement and the applicable Separate Series Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.            Agreement to be Bound. Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and the applicable Separate Series Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and the applicable Separate Series Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement and the applicable Separate Series Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Limited Partner for all purposes thereof and entitled to all the rights incidental thereto.

2.            Limited Partners Schedule. For purposes of the Limited Partners Master Schedule, the address of the Holder is as follows:

[Name]
[Address]

3.            Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

4.            Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5.            Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Series Limited Liability Limited Partnership Agreement of TCP-ASC ACHI Series LLLP as of the date set forth in the introductory paragraph hereof.

TCP-ASC ACHI SERIES LLLP

By:	TCP-ASC GP, LLC, its General Partner

By:
	Name:	Glenn F. Miller
	Title:	Vice President

[HOLDER]

By:
Name:
Title: